Exhibit 10.3
Text marked by [ * * *] has been omitted pursuant to a Request for Confidential Treatment and was filed separately with the Securities and Exchange Commission.
EXECUTION VERSION
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
CALAVO SALSA LISA, LLC
Dated as of
February 8, 2010
This LLC agreement (and the Promissory note and Security agreement)

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
FOR
CALAVO SALSA LISA, LLC
     This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT is entered into and shall be effective as of February 8, 2010, among Calavo Salsa Lisa, LLC, a Delaware limited liability company (the “Company”); Calavo Growers, Inc., a California corporation (“Calavo”); Lisa’s Salsa Company, a Minnesota corporation (“LSC”) and Elizabeth Nicholson and Eric Nicholson (jointly, the “LSC Owners”). Calavo and LSC are executing and delivering this Agreement as “Members” pursuant to the provisions of the Delaware LLC Act (as hereinafter defined), on the terms and conditions set forth herein. As of the date of this Agreement, neither Elizabeth Nicholson nor Eric Nicholson is a Member, but they are signing as the holders of all of the equity interests of LSC.
RECITALS
     WHEREAS, the Company has been formed as a limited liability company by filing its Certificate of Formation with the Delaware Secretary of State pursuant to the Delaware LLC Act, and is governed by that certain letter agreement, dated as of January 8, 2010 (the “Original Operating Agreement”), between the Company and Calavo;
     WHEREAS, in connection with, and as a condition to, the consummation of the transactions contemplated by that certain Asset Purchase and Contribution Agreement, dated the same date herewith, by and among the Company, Calavo, LSC and the LSC Owners (the “Asset Purchase Agreement”), the Company and the Members desire to amend and restate the Original Operating Agreement in its entirety and replace it with this Agreement;
     WHEREAS, the Members wish to continue the Company as a limited liability company pursuant to the provisions of the Delaware LLC Act and to set forth the ownership interests and capitalization described herein and the terms and provisions under which the Company will operate by the adoption of this Agreement.
AGREEMENT
     In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Definitions. As used in this Agreement and the Schedules and Exhibits attached to this Agreement, the definitions set forth below and in Annex A shall apply. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,
          (a) the terms defined in this Section 1.1 and in Annex A have the meanings assigned to them in this Section 1.1 and Annex A and include the plural as well as the singular,
          (b) all accounting terms not otherwise defined herein have the meanings assigned under GAAP in the United States,

          (c) all dollar amounts shall be in United States currency,
          (d) unless expressly provided otherwise, all references in this Agreement to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement,
          (e) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and
          (f) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.
ARTICLE II
ORGANIZATION OF THE LIMITED LIABILITY COMPANY
     2.1 Formation and Related Agreements. The Members (a) acknowledge, approve and ratify the formation of the Company as a limited liability company under the provisions of the Delaware LLC Act by virtue of the filing of the Certificate of Formation (the “Certificate”) with the Delaware Secretary of State on January 8, 2010, (b) confirm and agree to their status as Members of the Company, (c) execute this Agreement for the purpose of amending and restating in its entirety the Original Operating Agreement with this Agreement, continuing the existence of the Company and further establishing the rights, duties and relationship of the Members, (d) agree that if the laws of any jurisdiction in which the Company transacts business so require, the Executive Committee also shall take or cause to be taken all such actions required for the Company to qualify to transact business under such laws (including the filing of any necessary documents with the appropriate office in that jurisdiction), and (e) agree and obligate themselves to execute, acknowledge and cause to be filed for record, as required by law, any amendments to the Certificate that may be required by applicable law to reflect changes in the information included therein and/or for the continuation, preservation and operation of the Company as a limited liability company under the Delaware LLC Act. Upon the execution and delivery of this Agreement by the Company and the Members, the Original Operating Agreement shall be superseded hereby and cease to have any force or effect whatsoever.
     2.2 Name. The name of the Company is “Calavo Salsa Lisa, LLC” and all business of the Company shall be conducted under such name or, in the sole discretion of the Executive Committee, under any other name.
     2.3 Registered Office; Registered Agent. The location of the registered office of the Company in the State of Delaware is 40 East Division Street, No. A, Dover, Delaware 19901, County of Kent, or at such other place as the Executive Committee from time to time may select. The name and address for service of process on the Company in the State of Delaware are Paracorp Incorporated, or such other qualified Person as the Executive Committee may designate from time to time and its business address.
     2.4 Principal Place of Business. The principal place of business of the Company shall be located in such place as is determined by the Executive Committee from time to time; provided however that the “principal place of business” as determined by the Executive Committee shall in no way affect the principal location in which Elizabeth Nicholson shall be required to perform her duties and responsibilities in accordance with any employment agreement between Ms. Nicholson and the Company.
     2.5 Purpose; Powers. The purpose of the Company shall be to conduct any business activities permitted from time to time under the Delaware LLC Act as such business activities may be determined by the Executive Committee. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Section 2.5.
     2.6 Term. The term of the Company commenced on the date of filing of the Certificate with the office of the Secretary of State of the State of Delaware in accordance with the Delaware LLC Act and shall continue indefinitely, unless and until the Company is dissolved and its affairs wound up only in accordance with Article XI (Dissolution and Termination) hereof.
     2.7 Intent. It is the intent of the Members that the Company be classified as a “partnership” for federal and state income tax purposes. It is also the intent of the Members that the Company not be operated or treated as a “partnership” for purposes of Section 303 of the Federal Bankruptcy Code. Neither the Company nor any Member shall take any action inconsistent with the express intent of the Members as set forth in this Section 2.7.
     2.8 Independent Activities; Transactions with Affiliates. The Executive Committee shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company. Each member of the Executive Committee shall be free to serve any other Person or enterprise in any capacity that each such member of the Executive Committee may deem appropriate in his or her discretion, subject to the terms of any agreement such member of the Executive Committee may have with the Company or any Member.
ARTICLE III
OWNERSHIP AND CAPITAL CONTRIBUTIONS;
CAPITAL ACCOUNTS; FINANCINGS
     3.1 Capital Contributions.
          (a) As of the date of this Agreement, Calavo and LSC have made the Capital Contributions set forth on Schedule A. The Percentage Interests of the Members are as set forth in Schedule A. Other than the Capital Contribution set forth on Schedule A, the Members shall have no obligation to make any additional Capital Contributions to the Company, except as set forth in Section 3.1(b). The payments made by LSC to the Company pursuant to Section 2.7 of the Asset Purchase Agreement shall not be considered Capital Contributions, and no additional Percentage Interests shall be issued on account of any such payments.
          (b) Pursuant to Section 2.4 of the Asset Purchase Agreement, the Company may be obligated to make certain Earn Out Payments to LSC, and in such event, Calavo shall be required to contribute funds to the Company for such purposes, as set forth in Section 5.4(a) (Earn Out Payments). Any payments made by Calavo to the Company in connection with the Earn Out Payments as set forth in Section 5.4(a) (Earn Out Payments) shall be considered Capital Contributions; provided however that no additional Percentage Interests shall be issued on account of any such Capital Contributions and the Capital Account of LSC shall be adjusted accordingly (based on a revaluation of the initial goodwill that was contributed to the Company by LSC) in order to maintain the positive Capital Accounts of Calavo and LSC in a ratio of 65% to 35%, respectively, in accordance with Section 3.4.
     3.2 Issuance of Additional Membership Interests. Additional Membership Interests or other equity securities of the Company may be authorized or issued only upon approval of the Executive Committee and the consent of both Members in accordance with Section 6.1(i) (Certain Matters Requiring Consent of the Members).

     3.3 General Provisions With Respect to Membership Interests.
          (a) Evidence of Membership Interests. Membership Interests will not be evidenced by any certificate or other instrument, but the ownership of the Membership Interests shall be recorded on the books of the Company.
          (b) Holders of Record. Membership Interests shall be transferable only on the books of the Company upon surrender to the Executive Committee of such instruments and documentation as the Executive Committee, in its sole discretion shall deem necessary and appropriate. Until so transferred, the Company may treat the registered holder of the Membership Interest according to the books of the Company as the owner of such Membership Interest for all purposes. Nothing contained in this Section 3.3(b) shall be deemed to authorize or permit any Member to Transfer its Membership Interest except as otherwise permitted pursuant to Article VII.
     3.4 Establishment and Maintenance of Capital Accounts.
          (a) Establishment of Capital Accounts. A separate Capital Account will be established and maintained for each Member in accordance with this Section 3.4. Each Member’s Capital Account shall equal such Member’s Capital Contribution, adjusted in accordance with the provisions of Section 3.4(b) and Section 3.4(c); provided however that the parties hereby agree that the Capital Accounts shall at all times be maintained in a ratio such that Calavo’s positive Capital Account represents 65% of the aggregate positive Capital Accounts and LSC’s positive Capital Account represents 35% of the aggregate positive Capital Accounts, and to the extent necessary, any change in Capital Accounts attributable to either Calavo or LSC shall be accompanied by an adjustment to the positive Capital Account of the other party in order to maintain such ratios.
          (b) Increases in Capital Accounts. Each Member’s Capital Account will from time to time be increased by:
               (i) the amount of money contributed by such Member to the Company (including the amount of any Company liabilities which the Member assumes (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(iv)(c));
               (ii) the Fair Market Value of property contributed by such Member to the Company (net of any liabilities secured by such property that the Company is considered to assume or take subject or pursuant to Section 752 of the Code); and
               (iii) allocations to such Member of Profits (or the amount of any item or items of income or gain included therein).
          (c) Decreases in Capital Accounts. Each Member’s Capital Account will from time to time be reduced by:
               (i) the amount of money distributed to such Member by the Company pursuant to Section 5.6 (Amount and Time of Distributions)(including the amount of such Member’s individual liabilities for which the Company becomes directly and primarily liable);
               (ii) the Fair Market Value of property distributed to such Member by the Company (net of any liabilities secured by such property that such Member is considered to assume or take subject or pursuant to Section 752 of the Code); and

               (iii) allocations to such Member of Losses and deduction (or items thereof).
          (d) Regulatory Compliance. This Section 3.4 and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, and they shall be interpreted and applied in a manner consistent with those Treasury Regulations. If the Executive Committee determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or a Member), are computed in order to comply with those Treasury Regulations, the Executive Committee may make such modification; provided, however, that the Executive Committee shall use its reasonable efforts to ensure that no such modification materially and adversely affects the economic interests of any Member.
          (e) Basis Adjustments. Section 754 of the Code permits the Company to elect to adjust the basis of Company property on the transfer of an interest in the Company by sale or exchange, and on the distribution of property by the Company to a Member. Unless the Executive Committee determines that it is unreasonable to make a Section 754 election after considering the interests of the Company and its Members, the Executive Committee shall make such an election upon the occurrence of an event described in the preceding sentence.
     3.5 Revaluation of Company Property.
          (a) Revaluation Events. Upon the occurrence of a Revaluation Event, the Executive Committee may revalue all Company property (whether tangible or intangible) for Capital Account purposes to reflect the Adjusted Fair Market Value of Company property immediately prior to the Revaluation Event. In the event that Company property is so revalued, the Capital Accounts of the Members will be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f).
          (b) Revaluation Upon Distribution. Upon the distribution of Company property to a Member, if Company property is not revalued pursuant to Section 3.5(a), the property to be distributed will be revalued for Capital Account purposes to reflect the Adjusted Fair Market Value of such property immediately prior to such distribution, and the Capital Accounts of all Members will be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e).
     3.6 Restoration of Negative Balances. No Member with a deficit balance in its Capital Account will have any obligation to the Company, to any other Member or to any third party to restore or repay said deficit balance.
     3.7 Transfer of Capital Accounts. A Person who is substituted as a Member pursuant to this Agreement shall be deemed to have made the Capital Contributions attributable to the Membership Interest it is acquiring and shall succeed to the Capital Account of its transferor to the extent of the Membership Interest it is acquiring. The original Capital Account established for each substituted Member shall be in the same amount as the Capital Account of the Member (or portion thereof) to which such substituted Member succeeds, at the time such substituted Member is admitted to the Company. The Capital Account of any Member whose interest in the Company shall be increased or decreased by means of the transfer to it of all or part of the Membership Interest of another Member shall be appropriately adjusted to reflect such transfer or repurchase. Any reference in this Agreement to a Capital Contribution of or Distribution to a Member that has succeeded any other Member shall include any Capital Contributions or Distributions previously made by or to the former Member on account of the Membership Interest of such former Member transferred to such Member.

     3.8 Loans By Members to the Company.
          (a) General. Subject to the provisions of this Section 3.8 and Section 3.9 and the other provisions of this Agreement, any Member (the “Lending Member”) may, with the approval of the Executive Committee in its sole discretion, lend or advance money to the Company (each, a “Company Loan”), and the Company in exchange for such Company Loan shall issue to the Lending Member a promissory note substantially in the form of the Initial Note (defined below), or in such other form, or in accordance with such other documentation, as the Executive Committee may approve from time to time. Company Loans may be secured by all or any portion of the assets of the Company. If any Member shall make any Company Loan, the amount of any such Company Loan shall not be treated as a Capital Contribution but shall be a debt due from the Company, unless, subject to Section 6.1(i)(Certain Matters Requiring Consent of the Members), otherwise agreed to by the Executive Committee. No Member shall be obligated to make any Company Loan. The principal amount of a promissory note that is contributed to the Company by the maker of the note (or a person related to the maker of the note within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(c)) shall be included in the Capital Account of any Member only to the extent provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(d). No loans entered into pursuant to this Section 3.8 shall have a term longer than the shorter of (i) five years, and (ii) the period between the initial date of the loan and the Option Termination Date.
          (b) Initial Note. Notwithstanding the foregoing, the Parties acknowledge that on the date hereof, the Company has issued to Calavo a five year promissory note (“Initial Note”), in the form of Exhibit A, in a principal amount of $300,000.00 and bearing interest at the Interest Rate, payable quarterly. The Initial Note is to be secured by the assets of the Company in accordance with a security agreement in the form attached hereto as Exhibit B. Calavo shall be entitled to make additional loans to the Company on similar terms, or such other terms as the Executive Committee, after taking into account the Company’s reasonable working capital needs and overall financing condition, may approve in its sole discretion.
     3.9 Third Party Debt Financing. Subject to the other terms and conditions of this Agreement, the Company may obtain, on its own behalf, all additional money and funds necessary, at any time, to undertake or engage in its business. No Member or Affiliate of a Member shall be required to guaranty or make any other financial commitment with respect to any debt or other obligation of the Company. If the Executive Committee approves any transaction to provide for debt financing for the Company from an independent Person (excluding any Member or any Affiliate thereof) (each, an “Approved Financing”), each Member agrees it (a) will consent to and will not raise objections to the Approved Financing, (b) will take all necessary and desirable actions in connection with the consummation of the Approved Financing, and (c) will cause the Company to take all necessary and desirable actions in connection with the Approved Financing; provided, however, that no Member shall be required to guaranty or pledge, directly or indirectly, any of its assets or property, including, without limitation, its Membership Interest.
     3.10 Other Matters.
          (a) Right of Return. Except as otherwise set forth in, Section 5.5 (Tax Distributions), Article VII (Transfer of Membership Interests and Ownership Interests in the Members) and Article XI (Dissolution and Termination), no Member shall be entitled to receive a return on or of its Capital Contributions from the Company without the consent of the Executive Committee. Under circumstances requiring a return of any Capital Contributions from the Company, no Member has the right to receive property other than cash except as specifically set forth in Section 5.5 (Tax Distributions) and Article XI (Dissolution and Termination).

          (b) Interest. No Member shall receive any interest, draw or reimbursement with respect to its Capital Contributions or its Capital Account, except as may otherwise be authorized by the Executive Committee. Members shall be entitled to receive interest on any Company Loans at the rate agreed upon between the Executive Committee and the Lending Member, or as set forth in the Initial Note.
          (c) Liability for Debts. Except as any Member may otherwise agree in writing, no Member shall be liable for the debts or any other obligations of the Company.
ARTICLE IV
ALLOCATIONS OF PROFITS AND LOSSES
     4.1 Time of Allocations. The Executive Committee shall use its reasonable efforts to determine and allocate all items of income, gain, loss, deduction and credit pursuant to this Article IV within ninety (90) days after the end of each Fiscal Year.
     4.2 Profits and Losses.
          (a) Profits. After giving effect to the special allocations set forth in Section 4.3 hereof, Profits for any Fiscal Year shall be allocated to the Members in the following order of priority:
               (i) first, to each Member in accordance with the aggregate of Losses, and to the extent thereof, previously allocated to such Member pursuant to Section 4.2(b) of this Agreement for all prior taxable years less the aggregate of Profits previously allocated to such Member pursuant to this Section 4.2(a)(i) for all prior taxable years; and
               (ii) thereafter, to the Members in proportion to their Percentage Interests.
          (b) Losses. After giving effect to the special allocations set forth in Section 4.3 hereof, Losses for any Fiscal Year shall be allocated to the Members:
               (i) first, to the Members pro rata in proportion to their Adjusted Capital Account Balances until their Adjusted Capital Account Balances are reduced to zero; and
               (ii) thereafter, to the Members in proportion to their Percentage Interests.
          (c) Limitation on Losses. Notwithstanding the provisions of Section 4.2(b), allocations of Losses to a Member shall be made only to the extent that such allocations of Losses will not create or increase an Adjusted Capital Account Deficit for that Member. Any Losses not allocated to a Member because of the foregoing provision shall be allocated to the other Members (to the extent the other Members are not limited in respect of the allocation of Losses under this Section 4.2(c)). Any Losses in excess of the Losses allocated under the preceding sentence shall be allocated to the Members in proportion to their Percentage Interests.
     4.3 Special Allocations.
          (a) Partnership (Company) Minimum Gain or Partner (Member) Nonrecourse Debt Minimum Gain. Notwithstanding any other provision of this Article IV, if there is a net decrease in Partnership (Company) Minimum Gain or Partner (Member) Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during the Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to its respective share of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in such Treasury Regulations Section and shall be interpreted consistently therewith, including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).
          (b) Unexpected Adjustments. Notwithstanding any other provision of this Article IV other than Section 4.3(a) above, in the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii) (d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as promptly as possible; provided, however, that an allocation pursuant to this Section 4.3(b) shall be made only if and to the extent that a Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article IV have been tentatively made as if this Article were not in this Agreement.
          (c) In the event any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 4.3(c) shall be made only if and to the extent that a Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article IV have been tentatively made.
          (d) Partnership (Company) Nonrecourse Deductions shall be specially allocated to the Members in proportion to their Percentage Interests.
          (e) Any Partner (Member) Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner (Member) Nonrecourse Debt to which such Partner (Member) Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2. For avoidance of any doubt, the Company Loan made by Calavo pursuant to the Initial Note is Partner (Member) Nonrecourse Debt attributable to Calavo.
     4.4 Other Allocations. If during any taxable year of the Company there is a change in any Member’s Percentage Interest (including a complete termination of such Member’s interest), allocations of Profits and Losses for such taxable year will take into account the varying Percentage Interests of the Members in any manner determined by the Executive Committee consistent with the requirements of Section 706 of the Code; provided, however, that the Members hereby agree that the Executive Committee may, in its sole discretion, use a “pro rata” method under Treasury Regulation Section 1.706-1(c)(2) in making such allocations, and that the Executive Committee may instead, in its sole discretion, apply a “closing of the books” method in making such allocations.
     4.5 Reallocation. If the Executive Committee determines that the Code or any Treasury Regulations require allocations of items of income, gain, loss, deduction or credit different from those set forth in this Article IV, the Executive Committee is hereby authorized to make new allocations in reliance on, but only to the extent required by, the Code and such Treasury Regulations, and no such new allocation will give rise to any claim or cause of action by any Member.

     4.6 Allocation of Tax Items. Except as otherwise provided in this Article IV, all items of income, gain, loss and deduction will be allocated among the Members for federal income tax purposes in the same manner as the corresponding allocation for Capital Account purposes.
     4.7 Section 704(c) Allocations. In the event that the fair market value of an item of Company property differs from its Tax Basis, allocations of depreciation, depletion, amortization, gain and loss with respect to such property will be made for federal income tax purposes in a manner that takes account of the variation between the Tax Basis and fair market value of such property in accordance with Section 704(c)(1)(A) of the Code and Treasury Regulations Section 1.704-1(b)(4)(i). Section 704(c) allocations shall be made in accordance with the traditional method described in Treasury Reg. section 1.704-3(b).
     4.8 Reporting. The Members acknowledge and are aware of the income tax consequences of the allocations made by Article IV and hereby agree to be bound by the provisions of Article IV in reporting their shares of Profits and Losses and other items of income, gain, loss, deduction and credit for federal, state and local income tax purposes.
ARTICLE V
DISTRIBUTIONS
     5.1 Legal Restrictions on Distributions; Withholding. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of the Members’ Membership Interest if such distribution would violate the Delaware LLC Act or other applicable law. The Company shall be authorized to withhold from distributions hereunder any amounts required to be withheld by applicable law, and such withholdings shall be treated for all purposes of the Agreement as if such amounts had been distributed hereunder.
     5.2 Current Reserves. The Executive Committee may set aside reasonable reserves for near-term anticipated liabilities, obligations or commitments of the Company.
     5.3 Growth Reserves. The Executive Committee may set aside reserves for anticipated development of the Company.
     5.4 Special Payments to the Members.
          (a) Earn Out Payments. If the Company becomes obligated to pay LSC an Earn Out Payment, Calavo shall contribute to the Company funds in an amount sufficient to pay the Earn Out Payment, and the Company shall pay such Earn Out Payment to LSC in accordance with the Asset Purchase Agreement. Such contribution by Calavo shall be treated as a Capital Contribution in accordance with Section 3.1 (Capital Contributions). Any Earn Out Payments made to LSC shall not be deemed “Distributions” on account of such Member’s Membership Interest for purposes of Article III (Ownership and Capital Contributions; Capital Accounts; Financings) or Article IV (Allocations of Profits and Losses), and shall not be considered an advance payment of distributions for purposes of Section 5.6 (Amount and Time of Distributions) or Article XI(Dissolution and Termination). Neither the Earn Out Payment to LSC nor the Calavo contribution described above shall under any circumstances reduce the Capital Account of LSC. Any Earn Out payment made to LSC shall be reported for tax purposes as a disguised sale under Section 707 of the Code.
          (b) Note Payments and Service Payments. Provided any payments due under Section 5.4(a) (Earn Out Payments) have been paid in full, and subject to Section 5.1(Legal Restrictions on

Distributions; Withholding), payments of available cash (which available cash will be determined after taking into account the Company’s reasonable working capital needs and reserves set aside pursuant to Section 5.2 (Current Reserves) ), but not the reserves set aside pursuant to Section 5.3 (Growth Reserves)) shall be made pursuant to the Initial Note (and any subsequent notes made in accordance with Section 3.8) on such dates and in such amounts as provided in the Initial Note (or any subsequent notes made in accordance with Section 3.8, as applicable), and Service Payments shall be made in accordance with Section 8.3. Such payments shall not be deemed “Distributions” on account of such Member’s Membership Interest for purposes of Article III (Ownership and Capital Contributions; Capital Accounts; Financings) or Article IV (Allocations of Profits and Losses), and shall not be considered an advance payment of distributions for purposes of Section 5.6 (Amount and Time of Distributions) or Article XI (Dissolution and Termination). Any payment not paid when due and payable in accordance with the terms of the Initial Note (and any subsequent notes, as applicable) or Section 8.3 shall accrue to the benefit of the Member which is entitled to such payment, and any amounts accrued hereunder shall be paid as soon as possible when, in the sole discretion of the Executive Committee, sufficient available cash is available without being subject to the limitations set forth under Section 5.1 (Legal Restrictions on Distributions; Withholding).
     5.5 Tax Distributions. Provided any payments due pursuant to Section 5.4 (Special Payments to Members) have been paid in full, and notwithstanding anything in this Article V to the contrary (other than Section 5.1 (Legal Restrictions on Distributions; Withholding)), with respect to any taxable year in which the Company does not liquidate or sell all or substantially all of its assets, the Executive Committee shall distribute to each Member available cash (which available cash will be determined after taking into account the Company’s reasonable working capital needs and reserves set aside pursuant to Section 5.2 (Current Reserves), but not the reserves set aside pursuant to Section 5.3(Growth Reserves)) in an amount equal to the highest combined federal and state marginal tax rate applicable to either Member or to the LSC Owners on income that is ultimately allocated to them from LSC (as determined by the Executive Committee after consultation with the Members) multiplied by the amount of net taxable income allocable to such Member from the Company for such taxable year pursuant to Article IV(Allocations of Profits and Losses), to enable the Members to pay the taxes owed by the Members with respect to the net taxable income allocable to them from the Company. Distributions made pursuant to this Section 5.5 shall be taken into account as an advance payment of distributions for purposes of Section 5.6 (Amount and Time of Distributions) and Section 11.3(b)(v) (Dissolution Distributions). Any payment not paid when due and payable in accordance with the terms of this Section 5.5 shall accrue to the benefit of the Member which is entitled to such payment, and any amounts accrued hereunder shall be paid as soon as possible when, subject to Section 5.1 (Legal Restrictions on Distributions; Withholding), in the sole discretion of the Executive Committee, sufficient cash is available (which available cash will be determined after taking into account the Company’s reasonable working capital needs and reserves set aside pursuant to Section 5.2 (Current Reserves), but not the reserves set aside pursuant to Section 5.3 (Growth Reserves)).
     5.6 Amount and Time of Distributions. Provided that all payments due pursuant to Section 5.5 (Tax Distributions) and Section 5.4 (Special Payments to the Members) have been made, the Executive Committee may, subject to Section 5.1 (Legal Restrictions on Distributions; Withholding), Section 5.2 (Current Reserves) and Section 5.3 (Growth Reserves), make distributions to the Members in proportion to their Percentage Interests from time to time as it determines in its sole discretion; provided, however, that no less often than annually, the Executive Committee shall distribute available cash (which available cash will be determined after taking into account payments due under Section 5.4 (Special Payments to the Members) and 5.5 (Tax Distributions) and after taking into account the Company’s reasonable working capital needs and reserves set aside pursuant to Section 5.2 (Current Reserves) and Section 5.3 (Growth Reserves)) from the immediately preceding Fiscal Year to the Members in proportion to their Percentage Interests.

     5.7 Distributions to Record Holders of Membership Interests. Any distribution by the Company pursuant to the terms of this Article V or Article XI (Dissolution and Termination) to the Person shown on the Company’s records as a Member or to its legal representatives, or to the assignee of the right to receive such distributions as provided herein, shall, to the fullest extent permitted by law, discharge the Company and the Executive Committee of all liability to any other Person who may be interested in such distribution by reason of any other assignment or Transfer of such Member’s Membership Interest for any reason (including an assignment or Transfer thereof by reason of death, incompetence, Bankruptcy or liquidation of such Member).
ARTICLE VI
MANAGEMENT
     6.1 Members.
          (a) Voting Membership Interests. Except as specifically provided in this Agreement or as otherwise required under the Delaware LLC Act, the Members shall not be entitled to vote on, consent to, or approve of, any matter affecting the Company.
          (b) Meetings. Members need not hold annual or regular meetings. Special meetings of the Members shall be held at the written request of either of the Members or at such time as may be fixed by the Executive Committee for the transaction of such lawful business as may come before the meeting. Meetings of the Members may be called upon not less than 10 nor more than 60 days notice to both Members, or if called by a Member, the other Member and the Executive Committee, in writing or by telephone or email or facsimile transmission. Meetings of Members may be held by telephone or any other communications equipment by means of which all participating Members can simultaneously hear each other during the meeting.
          (c) Quorum. No action may be taken at a meeting of Members unless a quorum consisting of Members holding a majority of the Percentage Interests are present in person or by proxy.
          (d) Action by Written Consent. Any action that may be taken by the Members under this Agreement may be taken without a meeting if consents in writing setting forth the action so taken are signed by all Members.
          (e) Voting Rights; Required Vote. Except as otherwise expressly set forth in this Agreement (including, without limitation, Section 6.1(i) (Certain Matters Requiring Consent of the Members)), any action that is required or permitted to be taken by the Members must be approved by the affirmative vote of Members holding a majority of the Percentage Interests or a unanimous written consent.
          (f) Waivers of Notice. Whenever the giving of any notice to Members is required by statute or this Agreement, a waiver thereof, in writing and delivered to the Company signed by the Person or Persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a Member at a meeting or execution of a written consent to any action shall constitute a waiver of notice of such meeting or action.
          (g) Various Capacities. The Members acknowledge and agree that the Members or their Affiliates will from time to time act in various capacities including as a Member, as a member of the Executive Committee, and as the Tax Matters Member.

          (h) Decisions Relating to the Business. Except as expressly set forth in Section 6.1(i) (Certain Matters Requiring Consent of the Members) with respect to decisions to be made by the Members, the Executive Committee is expressly permitted to make any and all decisions with respect to the business and operation of the Company and its subsidiaries without the vote or consent of the Members.
          (i) Certain Matters Requiring Consent of the Members. Neither the Company nor the Executive Committee shall, without first obtaining the consent of each of the Members: (i) issue any additional Membership Interests or create or issue any new class of Membership Interests, (ii) change the rights, preferences, or privileges of the Membership Interests, (ii) except for the Capital Contributions set forth on Schedule A as set forth in Section 3.1(Capital Contributions) or Capital Contributions made pursuant to Section 5.4(a)(Earn Out Payments), require or permit any Member to make any Capital Contribution pursuant to Section 3.1(Capital Contributions) or otherwise, (iii) admit a new Member, other than Permitted Transferees admitted in accordance with Article VII, (vi) enter into any agreement in connection with a Sale of the Company, (v) determine to treat a Company Loan as a Capital Contribution; (vi) permit a Member to withdraw under Section 7.7 (Withdrawal), (vii) establish a subsidiary or otherwise acquire equity interests in another Person, (viii) transfer the operations of the Company to another Person, including an Affiliate of the Company or Calavo, (ix) pay salary or other compensation to the officers of the Company, or (x) take any other action that expressly requires the approval of each of the Members under Section 11.1(c) (Liquidating Events) or Section 12.1 (Amendment and Waiver).
          (j) Fiduciary Duties as Members. Neither Member owes any duty to the Company or the other Member (including fiduciary duties) other than the implied contractual covenant of good faith and fair dealing; provided, however, this Agreement shall in no way limit such duties or diminish the rights, remedies or obligations of either the Company or other Member as may be set forth in the Asset Purchase Agreement or other agreements between such Member and the Company or the other Member. A Member shall not be liable, responsible, or accountable, in damages or otherwise, to any other Member, member of the Executive Committee, or the Company for any act or omission of the Member with regard to the Company matters unless such act or omission constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing or a violation of the Asset Purchase Agreement.
     6.2 Management of the Company by the Executive Committee.
          (a) Except for matters expressly reserved to the Members under this Agreement, full responsibility for management of the business and affairs of the Company shall be delegated to and vested in an Executive Committee (the “Executive Committee”) pursuant to Section 18-402 of the Delaware LLC Act, which shall have all of the authority of a “manager” under the Delaware LLC Act.
          (b) Power and Authority of Executive Committee. The Executive Committee (acting on behalf of the Company) shall have the right, power, and authority, to manage, operate and control the business and affairs of the Company and to do or cause to be done any and all acts, at the expense of the Company, deemed by the Executive Committee to be necessary or appropriate to effectuate the purposes of the Company. Except as otherwise expressly provided in Section 6.1(i)(Certain Matters Requiring Consent of the Members), no Member shall have any authority, right or power, by virtue of being a Member, to bind the Company, or to manage or control the business and affairs of the Company. Except as may be approved by the Executive Committee, no member of the Executive Committee, acting individually, shall have any authority, right, or power by virtue of being a member of the Executive Committee to bind the Company.
          (c) Number, Election and Removal of Executive Committee Members. The authorized number of members of the Executive Committee is three. Subject to the terms of this

Agreement, (x) Calavo shall have the right to designate two members of the Executive Committee (“Calavo Designees”), who shall initially be J. Link Leavens and Lecil E. Cole, and (y) LSC shall have the right to designate one member of the Executive Committee (the “LSC Designee”), who shall initially be Lisa Nicholson.
          (d) Successors. Subject to the terms of this Agreement: (x) no member of the Executive Committee shall be removed as a member of the Executive Committee without the consent of the Member entitled to elect such member of the Executive Committee; and (y) such person’s successor shall also be appointed by such Member.
          (e) Meetings; Quorum. Meetings of the Executive Committee shall be held at such places and times as may be fixed from time to time by any member of the Executive Committee. Meetings of the Executive Committee may be called upon two days’ notice to all members of the Executive Committee in writing or by telephone or email or facsimile transmission. Meetings of the Executive Committee may be held by conference telephone or other communications equipment by means of which all participating members of the Executive Committee can simultaneously hear and speak to each other during the meeting. No action may be taken at a meeting of the Executive Committee unless a quorum consisting of a majority of the total number of authorized members of the Executive Committee is present in person or by proxy.
          (f) Action by Written Consent. Any action that may be taken by the Executive Committee under this Agreement may be taken without a meeting if written consents setting forth the action so taken are signed by the number of the members of the Executive Committee that would be required to take such action at a meeting where all members of the Executive Committee were present; provided however that no such written consent shall be effective until 24 hours after notice is given to any member of the Executive Committee that has not signed such written consent.
          (g) Voting Rights; Required Executive Committee Vote. Each member of the Executive Committee shall be entitled to cast one vote with respect to any matter coming before the Executive Committee, except with respect to a determination to seek indemnification pursuant to Section 6.4 (Indemnification of Members, Officers and Executive Committee Members), in which event a member of the Executive Committee seeking indemnification hereunder shall have no vote with respect to his or her indemnification. Any action that is required or permitted to be taken by the Executive Committee must be approved by the affirmative vote of a majority of the members of the Executive Committee then in office; provided, however, that any determination to grant indemnification to a member of the Executive Committee pursuant to Section 6.4(Indemnification of Members, Officers and Executive Committee Members) shall require the affirmative vote of a majority of the other members of the Executive Committee.
          (h) Annual Budget. Prior to the expiration of each Fiscal Year of the Company, the Executive Committee shall adopt an annual operating and capital expenditure plan and budget containing detailed monthly and annual financial projections for the following Fiscal Year and shall forward such approved budget to each of the Members.
          (i) Compensation of Executive Committee Members. Members of the Executive Committee shall not receive compensation for their services as members of the Executive Committee; provided, however, that nothing in this Agreement shall be construed to preclude any member of the Executive Committee from serving the Company as an employee, officer or consultant, or in any other capacity, and receiving compensation therefor.

          (j) Resignations. Any member of the Executive Committee may resign at any time by giving written notice to the Executive Committee. Any such resignation shall take effect at the time specified therein, or, if no time is specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.
          (k) Committees. The Executive Committee may organize such committees or sub-committees as the Executive Committee determines to be advisable; provided, however, that each such committee shall be subject to the oversight and control of the Executive Committee.
          (l) Officers. Subject to the oversight by the Executive Committee, the day-to-day affairs of the Company shall be managed by the officers of the Company. Unless otherwise specified by the Executive Committee, the duties and authority of the officers to act on behalf of the Company shall include the same duties and authority to act on behalf of a Delaware corporation as an officer of a Delaware corporation with the same title would have in the absence of a specific delegation of authority; provided, however, that no officer of the Company may take action on behalf of any subsidiary of the Company without the prior written consent of the Executive Committee. The officers of the Company as of the date of this Agreement are (a) a Chief Executive Officer, (b) a Chief Financial Officer and (c) a Corporate Controller. The Executive Committee may change the officers of the Company at any time, including appointing one or more Executive Vice Presidents and Vice Presidents. Any number of offices may be held by the same individual. The persons appointed as officers as of the date of this Agreement are:
               (1) Chief Executive Officer: Lecil E. Cole;
               (2) Chief Financial Officer: Arthur Bruno; and
               (3) Corporate Controller: James Snyder.
The Chief Executive Officer, Chief Financial Officer and Corporate Controller shall report to the Executive Committee. The Executive Committee from time to time may appoint one or more other persons to serve as officers of the Company and, subject to the terms of any employment agreements, may remove any person serving as an officer, with or without cause, at any time. Subject to the terms of any employment agreements, each officer shall hold his or her respective office for the term specified by the Executive Committee unless earlier removed by the Executive Committee. Subject to the terms of any employment agreements, any officer or agent of the Company may resign at any time by giving written notice to the Executive Committee. Subject to the terms of any employment agreements, any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. The officers of the Company shall not be entitled to any salary, commissions or other compensation from Company, unless otherwise approved by the Members in accordance with Section 6.1(i)(Certain Matters Requiring Consent of the Members).
          (m) Third Party Reliance. Third parties dealing with the Company shall be entitled to rely conclusively upon the power and authority of the Executive Committee and the officers of the Company as set forth herein.
          (n) Reimbursement. All expenses that are incurred with respect to the organization, operation and management of the Company shall be borne by the Company, and the members of the Executive Committee shall be entitled to reimbursement from the Company for direct expenses allocable to the organization, operation, and management of the Company; provided, however, that legal and accounting fees and expenses and other professional fees and expenses incurred by each Member in connection with the negotiation and preparation of this Agreement and the Asset Purchase Agreement and in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement shall be borne by the Party that incurs such fees and expenses and not by the Company.
          (o) Exculpation. Without limiting the generality of the other applicable provisions in this Agreement, the fiduciary duties of the members of the Executive Committee and officers of the Company to the Company and its Members shall be the same as the fiduciary duties owed by the board of directors, and officers of a Delaware corporation to the corporation and its stockholders; provided, however, that, to the maximum extent permitted under the law applicable to Delaware corporations (including, without limitation, under Section 102(b)(7) of the Delaware General Corporation Law), no member of the Executive Committee or officer of the Company shall be liable to the Company or its Members for monetary damages or otherwise for any acts performed or for any failure to act, as a member of the Executive Committee or officer. However, this provision shall not eliminate or limit the liability of a member of the Executive Committee or officer for (x) acts or omissions which involve gross negligence, fraud, intentional misconduct or a knowing violation of law as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected), (y) a breach of this Agreement, or (z) any transaction from which the member of the Executive Committee or officer received an improper personal benefit. Each member of the Executive Committee and officer shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by such Executive Committee and officer, in good faith reliance on such advice, shall in no event subject such Executive Committee and officer to liability to the Company or any Member. Whenever in this Agreement or any other agreement contemplated herein the Executive Committee is permitted or required to take any action or to make a decision or determination, the Executive Committee shall take such action or make such decision or determination in its sole discretion, unless another standard is expressly set forth herein or therein. Notwithstanding any other provision of this Section 6.2(o) whenever in this Agreement or any other agreement contemplated herein the Executive Committee is permitted or required to take any action or to make a decision or determination in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, each member of the Executive Committee shall be entitled to consider such interests and factors as such member desires (including, without limitation, the interests of such Executive Committee Member’s Affiliates or employers as Members). The Company’s indemnification obligations hereunder shall survive the dissolution of the Company.
     6.3 Compensation Committee.
     Unless the Executive Committee determines in its discretion to appoint a subcommittee of the Executive Committee to serve as a compensation committee, the Executive Committee shall function as the Company’s compensation committee (the “Compensation Committee”). If the Executive Committee serves as the Compensation Committee, it shall have authority to take all of the following actions; and if a subcommittee is appointed to serve as the Compensation Committee, such subcommittee shall only have authority to make non-binding recommendations to the Executive Committee regarding the following:
               (i) the establishment of cash, incentive and other compensation policies governing the Company’s employees; and
               (ii) the review of the performance and development of the Company’s employees in achieving the business goals and personal objectives assigned to them and creating Member value.

     6.4 Indemnification of the Members, Officers and Executive Committee Members.
          (a) Indemnification Obligations. In accordance with Section 18-108 of the Delaware LLC Act, the Company shall indemnify and hold harmless any Member, member of the Executive Committee or officer of the Company (individually, in each case, an “Indemnitee”) to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved as a party or otherwise (other than any such claim, demand, action, suit, or proceedings initiated by such Indemnitee against the Company or against any other Indemnitee), arising out of the business or activities of the Company, regardless of whether the Indemnitee continues to be a Member, member of the Executive Committee or an officer of the Company, at the time any such liability or expense is paid or incurred; provided, however, that no Indemnitee shall be entitled to indemnification hereunder (i) for any breach of the Indemnitee’s duties under Section 6.1(j) (Fiduciary Duties as Members), (ii) for any breach of the Indemnitee’s fiduciary duties (as set forth in Section 6.2(o) (Exculpation)) to the Company or its Members, to the extent such breach is of a kind that is not entitled to exculpation under the law applicable to Delaware corporations, including without limitation Section 102(b)(7) of the Delaware General Corporation Law, (iii) for acts or omissions which involve gross negligence, fraud, intentional misconduct or a knowing violation of law, (iv) for any transaction from which the Indemnitee received any improper personal benefit, or (v) for any breach of this Agreement or the Asset Purchase Agreement.
          (b) Advancement of Expenses. The reasonable, documented expenses incurred by an Indemnitee in defending any claim, demand, action, suit, or proceeding subject to this Section 6.4 shall, from time to time, upon request by the Indemnitee be advanced by the Company prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount, if it shall be determined in a judicial proceeding or a binding arbitration that such Indemnitee is not entitled to be indemnified as authorized in this Section 6.4.
          (c) Non-Exclusivity. The indemnification provided by this Section 6.4 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, vote of the Members, as a matter of law or equity, or otherwise, both as to an action in the Indemnitee’s capacity as a Member, an officer, or any Affiliate thereof, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Indemnitee.
          (d) Insurance. The Company may purchase and maintain insurance on behalf of the Executive Committee and such other Persons as the Executive Committee shall determine against any liability that may be asserted against or expense that may be incurred by such Persons in connection with the offering of Membership Interests or the business or activities of the Company, regardless of whether the Company would have the power to indemnify such Persons against such liability under the provisions of this Agreement.
          (e) Reliance. An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.4 or otherwise by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted or not expressly prohibited by the terms of this Agreement.
          (f) An Indemnitee shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits or Losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.
          (g) The provisions of this Section 6.4 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
     6.5 Confidentiality.
          (a) Each Member and member of the Executive Committee agrees not to use Confidential Information (as hereinafter defined) of the Company for its own use or for any purpose except in connection with its interest in the Company. Each Member shall undertake to treat such Confidential Information in a manner consistent with the treatment of its own information of such proprietary nature and agrees that it shall protect the confidentiality of and use reasonable best efforts to prevent disclosure of the Confidential Information to prevent it from falling into the public domain or the possession of unauthorized persons. Each Person who receives Confidential Information from any Member shall agree to be bound by such provisions. For purposes of this Section, “Confidential Information” means [***] and any other business secret, trade secret, financial information, proprietary software, internal procedure, business plan, marketing plan, pricing strategy or policy, supplier list, or customer list, disclosed by the Company either directly or indirectly in writing, which written material is treated by the Company as confidential or proprietary or if disclosed orally, is understood at the time to be Confidential Information. The provisions in this Section 6.5(a) shall terminate with respect to the Member who purchases the Membership Interest of the other Member pursuant to Section 7.2 (Buy Out Option) or Section 7.3 (Buy Out Bidding Process), but shall continue indefinitely with respect to any Member selling their Membership Interest.
          (b) Confidential Information does not include information, technical data or know-how which (i) before or after it has been disclosed to the Member or member of the Executive Committee, is part of the public knowledge or literature, not as a result of any action or inaction of the Member or member of the Executive Committee; (ii) is disclosed to a Member or member of the Executive Committee on a non-confidential basis by a third party having a legal right to such information; (iii) is independently developed by the Member or member of the Executive Committee, as properly documented by the Member or member of the Executive Committee (except for any intellectual property or other assets transferred to the Company pursuant to the Asset Purchase Agreement); or (iv) is approved for release by written authorization of the Company. The provisions of this Section shall not apply (A) to the disclosure of Confidential Information to any holder of an Ownership Interest in a Member to the extent such holder agrees in writing to be bound by the provisions of this Section 6.5 in connection with the receipt of such Confidential Information; (B) to the extent that a Member or member of the Executive Committee is required to disclose Confidential Information pursuant to any law, statute, rule or regulation or any order of any court of law; (C) to the disclosure of Confidential Information to a Member’s employees, counsel, accountants or other professional advisors who agree to keep such information confidential; or (D) to the disclosure of Confidential Information to a prospective transferee of securities who agrees in writing to be bound by the provisions of this Section in connection with the receipt of such Confidential Information, if such transfer of securities is permitted under this Agreement.
          (c) Each of LSC and each LSC Owner agrees not to use or disclose any Calavo Confidential Information (as hereinafter defined) it receives for its own use or for any other purpose except in connection with furthering the interests of the Company during such time as Calavo also holds an ownership interest in the Company. LSC and the LSC Owners undertake to treat such Calavo Confidential Information in a manner consistent with the treatment of their own information of such proprietary nature and agree that they shall protect the confidentiality of and use reasonable efforts to prevent disclosure of the Calavo Confidential Information to prevent it from falling into the public domain or the possession of unauthorized persons. Each Person who receives Calavo Confidential Information shall agree to be bound by such provisions. For purposes of this Section, “Calavo Confidential Information” means any business secret, trade secret, financial information, proprietary software, internal procedure, business plan, marketing plan, pricing strategy or policy, supplier list, or customer list, disclosed by Calavo either directly or indirectly in writing, which written material is treated by Calavo as confidential or proprietary or if disclosed orally, is understood at the time to be confidential information. Calavo Confidential Information does not include information, technical data or know-how which (i) before or after it has been disclosed to LSC or the LSC Owners, is part of the public knowledge or literature, not as a result of any action or inaction of LSC or the LSC Owners; (ii) is disclosed to LSC or the LSC Owners on a non-confidential basis by a third party having a legal right to such information; (iii) is independently developed by LSC or the LSC Owners, as properly documented by LSC or the LSC Owners (except for any intellectual property or other assets transferred to the Company pursuant to the Asset Purchase Agreement); or (iv) is approved for release by written authorization of Calavo. The provisions of this Section shall not apply to the extent that LSC or an LSC Owner is required to disclose Calavo Confidential Information pursuant to any law, statute, rule or regulation or any order of any court of law. In the event that LSC purchases all of Calavo’s Membership Interest in the Company, it shall be a condition to the closing of such purchase that Calavo, on one hand, and the Company, LSC and the LSC Owners on the other, shall execute and deliver such documentation or instruments as the Company and LSC reasonably request such that the Company can continue to have the right to use for the benefit of the Company any Calavo Confidential Information which the Company used in the operations of its business prior to such transfer of Calavo’s Membership Interest.
     6.6 Representations and Warranties.
     Each Member and the LSC Owners hereby represents and warrants on behalf of itself and not on behalf of any other Party as follows:
          (a) Binding Obligation; Authorization. The execution, delivery and performance of this Agreement by such Member or LSC Owner, as applicable, has been duly authorized. This Agreement has been duly executed and delivered by such Member or LSC Owner, as applicable, and, assuming the valid authorization, execution and delivery of this Agreement by the other Parties hereto, is the legal, valid and binding agreement of such Party, enforceable against such Party in accordance with its terms, subject to Bankruptcy, insolvency, reorganization, moratorium, and similar laws of general application relating to or affecting creditors’ rights and to general equity principles.
          (b) No Conflict.
               (i) The execution, delivery and performance by such Member or LSC Owner, as applicable, of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by such Party with the provisions hereof, will not (A) violate or conflict with or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any encumbrance upon the Membership Interest, if any, of such Party pursuant to the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license, agreement or other instrument or obligation to which such Party is a party or by which such Party or such Party’s properties or assets are bound, (B) violate such Party’s certificate of incorporation or certificate of formation, bylaws or similar document, if applicable, or (C) violate any provision of law, statute, rule, regulation, order, judgment, award, writ, injunction or decree applicable to such Party or any of such Party’s properties or assets.

               (ii) No permit, authorization, consent or approval of or by, or notification of or filing with, any Person is required in connection with the execution, delivery or performance by such Member or LSC Owner, as applicable, of this Agreement.
          (c) No Voting Trust. Such Member or LSC Owner has not granted and is not a party to any proxy, voting trust or other agreement which supplements, is inconsistent with or conflicts with the provisions of this Agreement, and, without the prior consent of the Executive Committee, no such Party shall grant any proxy or become party to any voting trust or other agreement which supplements, is inconsistent with or conflicts with the provisions of this Agreement.
          (d) Investment.
               (i) Such Member is acquiring the Membership Interest for its own account, for investment and not with a view to the distribution thereof or any interest therein in violation of the Securities Act or applicable state securities laws.
               (ii) Such Member or LSC Owner understands that (A) the Membership Interest has not been registered under the Securities Act or applicable state securities laws by reason of its issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and (B) the Membership Interest must be held by such Member indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration.
               (iii) Such Member or LSC Owner further understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act as may be amended or supplemented from time to time (the provisions of which are known to such Member) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales of the Membership Interest acquired hereunder in limited amounts.
               (iv) Such Member or LSC Owner is (A) an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) and (B) has a preexisting personal or business relationship with the Company or certain members of the Executive Committee or officers of the Company which is of a nature and duration sufficient to make such Member and LSC Owner aware of the character, business acumen and general business and financial circumstances of the Company and/or such members of the Executive Committee or officers.
               (v) The Company has made available to such Member, LSC Owner or its representatives all agreements, documents, records and books that such Member or LSC Owner has requested relating to an investment in the Membership Interest which may be acquired by the Member hereunder. Such Member and LSC Owner has had an opportunity to ask questions of, and receive answers from a Person or Persons acting on behalf of the Company concerning the terms and conditions of this investment, and answers have been provided to all of such questions to the full satisfaction of such Member and LSC Owner. Such Member or LSC Owner has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment and to suffer a complete loss of its investment.
               (vi) Such Member or LSC Owner has no need for liquidity in his, her or its investment in the Membership Interest and is able to bear the economic risk of his, her or its investment in the Membership Interest and the complete loss of all of such investment.

               (vii) Such Member or LSC Owner understands that there is no public market for the Membership Interest and that the transferability of the Membership Interest is restricted.
               (viii) Such Member or LSC Owner is able to fend for itself in the transactions contemplated by this Agreement, can bear the economic risk of investment in the Membership Interest and has such knowledge and experience in financial or business matters to be capable of evaluating the merits and risks of the investment in the Membership Interest. Such Member or LSC Owner is fully aware of: (A) the speculative nature of the investment in the Membership Interest, (B) the financial risk involved, (C) the lack of liquidity for the Membership Interest, and (D) the Transfer restrictions and any repurchase rights applicable to the Membership Interest. Such Member or LSC Owner has consulted with his, her or its professional, tax and legal advisors with respect to the federal, state, local and foreign income tax consequences of the undersigned’s participation as a Member of the Company.
ARTICLE VII
TRANSFERS OF MEMBERSHIP INTERESTS AND OWNERSHIP INTERESTS IN MEMBERS
     7.1 Restrictions on Transfers of Membership Interests or Interests in this Agreement.
          (a) Prohibition on Transfer. Notwithstanding anything to the contrary in this Agreement, (i) except for Transfers to Permitted Transferees pursuant to subsection (b), no Membership Interests shall be Transferred, directly or indirectly, in whole or in part, except in accordance with the terms and conditions set forth in Section 3.3 (General Provisions with Respect to Membership Interests), this Article VII, or as otherwise approved by the Executive Committee and the Members in accordance with Section 6.1(i) (Certain Matters Requiring Consent of the Members), and (ii) except in connection with a Transfer permitted by the foregoing clause (i), no Member may assign or otherwise Transfer any or all of its rights or obligations under this Agreement to another Person. Any Transfer or purported Transfer of any Membership Interests in violation of Section 3.3 (General Provisions with Respect to Membership Interests) or this Article VII, as applicable, shall be void ab initio and shall confer no rights on the purported transferee. For the avoidance of any doubt, until either Calavo has exercised the Buy Out Option pursuant to Section 7.2 (Buy Out Option) or one Member has purchased the Membership Interest of the other pursuant to Section 7.3 (Buy Out Bidding Process), no Member is permitted to Transfer its Membership Interest, other than Transfers to Permitted Transferees or otherwise in accordance with this Article VII, without the written consent of the Executive Committee and all of the Members in accordance with Section 6.1(i) (Certain Matters Requiring Consent of the Members), which consent may be granted or withheld in their sole discretion. Each LSC Owner has considered the nature and extent of the restrictions upon Transfer set forth in this Section 7.1 and agrees that they are reasonable in all respects.
          (b) Permitted Transferees. Provided further that any such Transfer is in compliance with the Securities Act and any other applicable securities laws, Calavo may transfer its Membership Interest to any wholly owned subsidiary of Calavo, and LSC may transfer its Membership Interest to (i) Elizabeth Nicholson, (ii) any Person wholly owned by Elizabeth Nicholson or owned jointly by Elizabeth Nicholson and Eric Nicholson or the parties identified in (iii) and (iv), (iii) any inter vivo or testamentary trust for the benefit of either LSC Owners’ descendants or spouse, or to any custodian or trustee for the account or benefit of the LSC Owners or either LSC Owners’ descendants or spouse, so long as any such trust or account is under the sole control of Elizabeth Nicholson (if then living) or the joint control of Elizabeth Nicholson and Eric Nicholson (if then living); (iv) to a revocable trust (but not an irrevocable trust) established by either LSC Owner for his or her benefit, or for the benefit of his or her spouse or children, so long as any such trust or account is still under the sole control of Elizabeth Nicholson (if then living) or the joint control of Elizabeth Nicholson and Eric Nicholson (if then living); or (v) in the event of the death of an LSC Owner, to the surviving LSC Owner or the estate of such LSC Owner or to their descendants, either in accordance with such LSC Owner’s will or intestacy (any of the foregoing, “Permitted Transferees”). Any Permitted Transferee who acquires Membership Interests shall become a substituted Member only upon its written agreement, in form and substance reasonably satisfactory to the Company, to be bound by all the terms and conditions of the Certificate and this Agreement as then in effect, and any references in this Agreement to the Member that Transferred its Membership Interest shall thereafter apply to the Permitted Transferee. Unless and until a Permitted Transferee is admitted as a substituted Member, the transferee shall have no right to exercise any of the powers, rights or privileges of a Member hereunder. A Member who has transferred its Membership Interest shall cease to be a Member upon Transfer of its Membership Interest or all of its powers, rights and privileges hereunder and thereafter shall have no further powers, rights or privileges as a Member hereunder.
     7.2 Buy-Out Option
          (a) Buy-Out Option. Calavo has the right (the “Buy Out Option”) to cause LSC to Transfer to Calavo all of LSC’s Membership Interest for an amount equal to $5,000,000 (the “Exercise Price”) by delivering written notice (“Buy Out Notice”) to LSC at any time from the date hereof until 5:00 p.m. PST on October 31, 2016 (the “Option Termination Date”), stating that it has determined to exercise the Buy Out Option and the intended date of closing of such Buy Out Option, which date shall be no less than thirty (30) and no more than sixty (60) days after the date of the Buy Out Notice. For greater certainty, the Buy Out Option may be exercised by Calavo whether or not a Third Party Offer is outstanding, and the Buy Out Option may be exercised by Calavo with respect to any Permitted Transferee that acquires part or all of LSC’s Membership Interest (with reference to LSC in this Section 7.2 deemed to apply to such Permitted Transferee).
          (b) Conditions. The completion of the Transfer pursuant to the Buy Out Option is subject to the following conditions to be fulfilled or performed, on or before the completion of the Transfer, which conditions are for the exclusive benefit of Calavo and may be waived, in whole or in part, by Calavo in its sole discretion:
               (i) LSC and the LSC Owners must represent and warrant to Calavo that (i) on the date of the closing of the Buy Out Option, LSC’s Membership Interest is owned by LSC (or Permitted Transferee(s)) as the registered and beneficial owner with good title, free and clear of all Liens other than those restrictions on Transfer, if any, contained in the Certificate, and (ii) upon completion of the Buy Out Option, Calavo will have good and valid title to LSC’s (or Permitted Transferee’s) Membership Interest, free and clear of all Liens other than those contained in the Certificate and this Agreement;
               (ii) All filings, notices and authorizations necessary to complete the Transfer pursuant to the Buy Out Option must be made, given or obtained;
               (iii) The completion of the Transfer pursuant to the Buy Out Option will not result in the violation of any Law; and
               (iv) LSC and the LSC Owners (or Permitted Transferees) must execute and deliver such documentation or instruments evidencing the transfer to Calavo of LSC’s (or Permitted Transferee’s) Membership Interest as Calavo may reasonably request.
          (c) Closing. The completion of the Transfer pursuant to the Buy Out Option will take place at the offices of TroyGould PC, 1801 Century Park East, Suite 1600, Los Angeles, CA 90067, on the date specified in the Buy Out Notice or at such other place, on such other date and at such other time as Calavo and LSC may agree to in writing. Subject to satisfaction or waiver by Calavo of the conditions of closing, at the closing of the Transfer pursuant to the Buy Out Option as set forth above:
               (i) LSC (or Permitted Transferee(s)) will assign and transfer title and deliver actual possession of LSC’s (or Permitted Transferee’s) Membership Interest to Calavo; and
               (ii) Calavo will pay or satisfy the Exercise Price for LSC’s (or Permitted Transferee’s) Membership Interest by delivering to LSC a certified cheque, bank draft or wire transfer of immediately available funds in the full amount of the Exercise Price.
               (iii) The Buy Out Option described in this Section 7.2 (Buy Out Option) may be exercised by Calavo or its Permitted Transferees, as applicable, with respect to any Permitted Transferee that acquires part or all of LSC’s Membership Interests (with reference to Calavo or LSC in this Section 7.2 deemed to apply to such Permitted Transferee).
     7.3 Buy Out Bidding Process
          (a) Buy Out Offer. If the Buy Out Option has not been exercised by the Option Termination Date, Calavo, within thirty (30) days after the Option Termination Date, shall deliver to LSC a binding offer (the “Buy Out Offer”) setting forth Calavo’s offer to purchase the Membership Interest held by LSC for a price no less than an amount equal to (A) LSC’s Percentage Interest multiplied by (B) 8 (the “EBTDA Multiple”) multiplied by (C) the Company’s EBTDA for the Fiscal Year ending on the Option Termination Date. LSC may, by executing and delivering written notice to Calavo within five (5) Business Days after receipt of the Buy Out Offer, elect to either:
               (i) sell its Membership Interest on the terms and conditions set forth in the Buy Out Offer; or
               (ii) reject the Buy Out Offer and submit a counter offer (the “Counter Offer”) to purchase the Membership Interest held by Calavo for a price no less than an amount equal to (A) Calavo’s Percentage Interest, multiplied by (B) the EBTDA Multiple plus .5, multiplied by (C) the Company’s EBTDA for the Fiscal Year ending on the Option Termination Date. For the avoidance of any doubt, LSC may not reject the Buy Out Offer without making a Counter Offer. The Counter Offer shall be a legally binding commitment to purchase Calavo’s Membership Interest, irrevocable by LSC.
          (b) Counter Offers. If LSC makes a Counter Offer, Calavo, as recipient of the Counter Offer, or Calavo or LSC, as the recipient of a counter offer to such Counter Offer or any subsequent counter offers (each, a “Subsequent Counter Offer”), may, by executing and delivering written notice to the Party making the Counter Offer or Subsequent Counter Offer (the “Offering Member”), within five (5) Business Days after receipt of the Counter Offer or Subsequent Counter Offer, elect to either:
               (i) sell its Membership Interest on the terms and conditions set forth in the Counter Offer or Subsequent Counter Offer, as applicable; or
               (ii) reject the Counter Offer or Subsequent Counter Offer, as applicable, and submit a Subsequent Counter Offer to purchase the Membership Interest held by the Offering Member, for a price no less than an amount equal to (A) the Offering Member’s Percentage Interest, multiplied by (B) the EBTDA Multiple contained in the previous Counter Offer or Subsequent Counter Offer, as applicable, plus .5, multiplied by (C) the Company’s EBTDA for the Fiscal Year ending on the Option Termination Date. For the avoidance of any doubt, no party may reject the Counter Offer or a Subsequent

Counter Offer without submitting a Subsequent Counter Offer in response. Each Subsequent Counter Offer shall be an legally binding commitment to purchase the Offering Member’s Membership Interest, irrevocable by the Member submitting such Subsequent Counter Offer.
The process cited above shall continue until either LSC or Calavo accepts the Counter Offer or Subsequent Counter Offer made to them. For example: Calavo makes an Offer pursuant to Section 7.3(a) to purchase LSC’s Membership Interest for a purchase price equal to 35% of 8 multiplied by EBTDA for the Fiscal Year ending on the Option Termination Date. LSC makes a Counter Offer pursuant to Section 7.3(a)(ii) to purchase Calavo’s Membership Interest for a purchase price equal to 65% of 8.5 multiplied by EBTDA for the Fiscal Year ending on the Option Termination Date. Calavo makes a Subsequent Counter Offer to purchase LSC’s Membership Interest for a purchase price equal to 35% of 9 multiplied by EBTDA for the fiscal year ending on the Option Termination Date, which LSC accepts.
          (c) Closing. Upon written notice of LSC or Calavo electing to sell all of its Membership Interest to the other Member pursuant to Section 7.3(a) or 7.3(b) above, such written notice shall bind both LSC and Calavo to consummate the transactions set forth in the Buy Out Offer, Counter Offer or Subsequent Counter Offer, as accepted, no later than thirty (30) days following the date of the written notice of acceptance.
          (d) Failure To Respond. If the Member receiving the Buy Out Offer, Counter Offer or Subsequent Counter Offer (the “Receiving Member”) fails to timely deliver a response to the Buy Out Offer, Counter Offer or Subsequent Counter Offer, as applicable, the Receiving Member shall be deemed to have agreed, pursuant to a binding agreement, to sell the Membership Interest held by the Receiving Member to the Member making the Buy Out Offer, Counter Offer or Subsequent Counter Offer, as applicable, pursuant to the terms of such unresponded to Buy Out Offer, Counter Offer or Subsequent Counter Offer, and the transactions contemplated thereby shall be consummated no later than thirty (30) days following the expiration of the five day period referred to in Section 7.3(b).
          (e) The Buy Out Offer, Counter Offer and Subsequent Counter Offers described in this Section 7.3 (Buy Out Bidding Process) may be exercised by Calavo or LSC, as applicable with respect to any Permitted Transferee that acquires part or all of Calavo’s or LSC’s Membership Interests (with reference to Calavo or LSC in this Section 7.3 deemed to apply to such Permitted Transferee).
          (f) Conditions to Closing. The completion of a Transfer pursuant to this Section 7.3 is subject to the same conditions to be fulfilled or performed, on or before the completion of the Transfer, as the conditions to closing set forth in Section 7.2(c) (Buy Out Option), which conditions are for the exclusive benefit of the purchaser pursuant to this Section 7.3(c) and may be waived, in whole or in part, by such purchaser in its sole discretion.
          (g) Name of Calavo. In the event that LSC purchases Calavo’s Membership Interest pursuant to this Section 7.3, it shall be a condition to the closing of such purchase that Calavo, on one hand, and the Company, LSC and the LSC Owners on the other, shall execute and deliver such documentation or instruments as Calavo may reasonably request so that any rights to use the names, terms, trademarks, service marks and/or trade names including the phrase “Calavo” or “Calavo Growers, Inc.” and all other trademarks, service marks, trade names, corporate names, trade styles, brands, private labels, domain names, logos, slogans, goodwill, copyrights, or copyrightable materials related thereto, or any other intellectual property created or acquired by Calavo independent of the Company, regardless of whether such intellectual property has been previously transferred or licensed by Calavo to the Company, is retained by Calavo, or to the extent necessary, transferred back to, Calavo prior to such transfer of Calavo’s Membership Interest. Promptly following the closing of any Transfer of Calavo’s Membership Interest to LSC, the Company shall change its corporate name so as not to include the name “Calavo” or

“Calavo Growers, Inc.” or any derivation thereof, and the Company, LSC and the LSC Owners and their respective employees, agents, representatives and affiliates shall cease to use any such intellectual property or any variation thereof for any purpose.
          (h) Non-Use of the Company Property. In the event that LSC purchases Calavo’s Membership Interest pursuant to this Section 7.3, Calavo shall immediately upon closing of such transaction cease to produce, market or distribute (unless otherwise agreed with LSC) [***].
          (i) Closing Procedure. The completion of the Transfer pursuant to this Section 7.3 will take place at the offices of TroyGould PC, 1801 Century Park East, Suite 1600, Los Angeles, CA 90067, or at such other place may agree to in writing. Subject to satisfaction or waiver of the conditions of closing, at the closing of the Transfer as set forth above:
               (i) The Member selling its Membership Interest will assign and transfer title and deliver actual possession of its Membership Interest to the Member purchasing such Membership Interest and endorse the certificates, if any, representing its Membership Interest for transfer to such Purchaser; and
               (ii) The Member purchasing the Membership Interest will pay or satisfy the price as set forth in the accepted Buy Out Offer, Counter Offer or Subsequent Counter Offer, as applicable, for the selling Member’s Membership Interest by delivering to such selling Member a certified cheque, bank draft or wire transfer of immediately available funds in the full amount of the agreed upon purchase price.
     7.4 Transfer of Equity of a Member.
          (a) Transfer Restriction. Until either Calavo has exercised the Buy Out Option pursuant to Section 7.2 (Buy Out Option) or one Member has purchased the Membership Interest of the other pursuant to Section 7.3 (Buy Out Bidding Process), no LSC Owner is permitted to Transfer any ownership interest in LSC (“Ownership Interest”), other than Transfers to LSC Permitted Transferees or otherwise in accordance with this Article VII, without the written consent of the Executive Committee and Calavo, which consent may be granted or withheld in their sole discretion. Any Transfer or purported Transfer of any Ownership Interests in violation of this Section 7.4, shall be deemed a Transfer of Membership Interest in violation of this Article VII and be void ab initio.
          (b) Permitted Sale of an Ownership Interest to Original Member; Gifts and Other Permitted Transfers. Provided that the transferee executes and delivers such documents as may be reasonably requested by the Company in order for the transferee to be bound by this Agreement and the Certificate, and provided further that any such Transfer is in compliance with the Securities Act and any other applicable securities laws, either LSC Owner may Transfer all or any portion of such LSC Owner’s Ownership Interest to (i) Elizabeth Nicholson or Elizabeth Nicholson and Eric Nicholson, jointly, (ii) in the event of the death of such LSC Owner, to the surviving LSC Owner or the estate of such LSC Owner or their descendants, either in accordance with such LSC Owner’s will or intestacy, (iii) any inter vivo or testamentary trust for the benefit of the LSC Owners’ ancestors, descendants or spouse, or to any custodian or trustee for the account or benefit of the LSC Owners or their ancestors, descendants or spouse, provided that so long as any such trust or account is under the sole control of Elizabeth Nicholson (if then living) or the joint control of Elizabeth Nicholson and Eric Nicholson (if then living), (iv) to a revocable trust (but not an irrevocable trust) established by either LSC Owner for his or her benefit, or for the benefit of his or her ancestors, spouse or children, so long as any such trust or account is under the sole control of Elizabeth Nicholson (if then living) or the joint control of Elizabeth Nicholson and Eric Nicholson (if then living) (collectively, the “LSC Permitted Transferees”). Each LSC Owner has

considered the nature and extent of the restrictions upon Transfer set forth in this Section 7.4 and agrees that they are reasonable in all respects.
     7.5 Purchase Upon the Occurrence of Certain Events.
          (a) In the event of any involuntary Transfer of any portion of Ownership Interests such that the Ownership Interests are no longer to be held by Elizabeth Nicholson, jointly held by Elizabeth Nicholson and Eric Nicholson, or a LSC Permitted Transferee (the “Involuntary Transfer”), Elizabeth Nicholson, shall have the right (the “Nicholson Option”) to purchase from the transferee the Ownership Interest, or portion of it, that was so Transferred, and such Transferee will sell the Ownership Interest or portion of it to Elizabeth Nicholson for a price equal to the Fair Market Value, as determined in accordance with Section 7.6 (Fair Market Valuations), of such Ownership Interests. Elizabeth Nicholson may exercise the Nicholson Option by delivering notice of exercise (“Nicholson Option Notification”) to such transferee and the Company within thirty (30) days of the Involuntary Transfer. The closing of a purchase by Elizabeth Nicholson pursuant to the provisions of Section 7.5, shall be consummated on a date designated by Elizabeth Nicholson, but such date shall be not less than thirty (30) calendar days nor later than sixty (60) calendar days after the later of last day on which Elizabeth Nicholson could have delivered the Nicholson Option Notification or the date of the final determination of the Fair Market Value under Section 7.6 (Fair Market Valuations), as the case may be.
          (b) In the event of a Triggering Event, then the Company and Calavo shall have an option (the “Event Purchase Option”) to purchase the Membership Interest of LSC (the “Outgoing Member”) for a price equal to the Fair Market Value, as calculated in accordance with Section 7.6 (Fair Market Valuations) of such Membership Interest. A “Triggering Event” shall mean any Involuntary Transfer of any portion of LSC’s Membership Interest or the LSC Owner’s Ownership Interests such that LSC’s Membership Interest is no longer to be held by LSC or a Permitted Transferee, or the Ownership Interests are no longer to be jointly held by Elizabeth Nicholson and Eric Nicholson or a LSC Permitted Transferee, as a result of the following: (i) an Involuntary Transfer to a transferee other than a Permitted Transferee where Elizabeth Nicholson does not exercise the Nicholson Option, or (ii) an Involuntary Transfer to a transferee other than a Permitted Transferee as a result of Bankruptcy (as hereinafter defined) by LSC or either or both LSC Owners. The Event Purchase Option must be exercised within thirty (30) calendar days after the Company and Calavo is notified of the occurrence of the event(s) giving rise to the Event Purchase Option (the “Event Option Exercise Period”). The Company or Calavo may exercise the Event Purchase Option pursuant by delivering notice of exercise (“Event Notification”) within the Event Option Exercise Period to the Outgoing Member, trustee in bankruptcy, or other legal representative of the Outgoing Member. The closing of a purchase by the Company or Calavo, as the case may be, pursuant to the provisions of Sections 7.5, shall be consummated on a date designated by the Outgoing Member (in the event of an Involuntary Transfer giving rise to the Event Purchase Option), or his or her representative, but such date shall be not less than thirty (30) calendar days nor later than sixty (60) calendar days after the last day of the Event Option Exercise Period or the date of the final determination of the Fair Market Value under Section 7.6 (Fair Market Valuations), as the case may be.
          (c) In the event of an Involuntary Transfer of Calavo’s Membership Interest to a transferee other than a Permitted Transferree as a result of Bankruptcy by Calavo, LSC shall have the option (the “Calavo Event Purchase Option”) to purchase the Membership Interest of Calavo for a price equal to the Fair Market Value, as calculated in accordance with Section 7.6 (Fair Market Valuations) of such Membership Interest. For purposes of this Section 7.5 and Section 7.6, in the event of a Calavo Event Purchase Option, Calavo shall be considered the “Outgoing Member.” This right may be exercised by delivering notice of exercise to Calavo, the trustee in bankruptcy, or other legal representative of Calavo within thirty (30) calendar days after the LSC and the LSC Owners are notified of that such a Transfer has occurred. The closing of a purchase by LSC pursuant to the provisions of this Section 7.5(c)

shall be consummated on a date designated by Calavo, or its representative, but such date shall not be less than thirty (30) calendar days nor later than sixty (60) calendar days after the last day on which such purchase option is exercisable or the date of the final determination of the Fair Market Value under Section 7.6 (Fair Market Valuations), as the case may be.
     7.6 Fair Market Valuations. In the event that the Nicholson Option, the Event Purchase Option or the Calavo Event Purchase Option is exercised pursuant to Section 7.5 (Purchase Upon the Occurrence of Certain Events), the relevant Outgoing Member or LSC Owner, as applicable, and the Person, as applicable, who elects to purchase all or any portion of the Membership Interest or the Ownership Interests (the “Purchaser”) shall reasonably determine in good faith the fair market value of the relevant Membership Interest or Ownership Interests (based on fair market value of LSC or the Company as a whole, without minority interest or lack of marketability discounts). If the relevant Outgoing Member or LSC Owner, as applicable, and the Purchaser are unable to agree as to the fair market value within thirty (30) days after the relevant election to purchase by such Purchaser, then, within ten (10) calendar days after such failure, the Outgoing Member or LSC Owners, as applicable, and the Purchaser shall each select one independent, nationally recognized valuation firm with experience in appraising companies similar to the Company. The two independent firms shall then jointly select a third independent, nationally recognized valuation firm with experience in appraising companies similar to the Company (each independent firm, a “Appraiser”). The three Appraisers shall each then, independently, determine the fair market value of the Company or LSC, as applicable, as a whole entity, without any discount to such value on account of the Membership Interest being a minority interest or lack of marketability of the Membership Interest, but discounted to account for any cash distributions that may be made to the Outgoing Member or LSC in connection with the proposed Transfer. Each Appraiser shall make its determination within thirty (30) calendar days of its engagement. When all three Appraisers have submitted its determination, the fair market value (the “Final Fair Market Value”) shall be established by the following process: (i) the two closest appraisals shall be added together, (ii) divided by two, and then (iii) multiplied by the Outgoing Member’s Percentage Interest or the LSC Owner’s percentage interest of LSC. The determination of the Final Fair Market Value shall be deemed final and binding upon the parties. The relevant Outgoing Member or LSC Owner, and the Purchaser, shall each pay for the Appraiser selected by them, and they shall each pay one-half of the fees and expenses of the third Appraiser.
     7.7 Withdrawal. No Member shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company pursuant to Article XI, without the prior written consent of the Executive Committee (which consent may be withheld by the Executive Committee in its sole discretion) and both Members as required by Section 6.1(i) (Certain Matters Requiring Consent of the Members), except as otherwise expressly permitted by this Agreement or any of the other agreements contemplated hereby. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Member will not be considered a Member for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Member’s Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.
     7.8 Distribution Payments. Immediately prior to any Transfer of any Membership Interest from one Member to the other pursuant to Section 7.2 (Buy Out Option) or Section 7.3 (Buy Out Bidding Process), the Company shall distribute to the Member selling its Membership Interest an amount equal to the selling Member’s Percentage Interest multiplied by the amount of available cash of the Company (which available cash will be determined by the Executive Committee after taking into account the Company’s reasonable working capital needs, including payments on the Initial Note and any other payments to members pursuant to Section 5.4 (Special Payments to Members), and reserves set aside pursuant to Section 5.2 (Current Reserves), but not reserves set aside pursuant to Section 5.3 (Growth Reserves)). In no event will the selling Member be required to pay into the Company cash in the event there is no available cash. The Member transferring their Membership Interest shall also be entitled to Tax Distributions pursuant to Section 5.5 (Tax Distributions), pro rated as appropriate, for the taxable year in which such Transfer is consummated and the immediate prior Tax year if Tax distributions had not yet been made pursuant to Section 5.5 (Tax Distributions).
ARTICLE VIII
RIGHTS AND OBLIGATIONS OF MEMBERS
     8.1 Conflicts of Interest. Calavo and Calavo’s Affiliates may have business interests and engage in business activities in addition to those relating to the Company, including business activities in the food industry that may be similar to or competitive with the Company, provided however that neither Calavo nor any Calavo Affiliate shall [***]. Provided that neither Calavo nor its Affiliates use any of the Company’s Confidential Information or the names, terms, trademarks, service marks and/or trade names [***] in connection therewith neither the Company nor LSC nor any LSC Owner shall have any rights by virtue of this Agreement in any business ventures of Calavo or Calavo’s Affiliates by virtue of their Membership Interest and the involvement by Calavo or Calavo’s Affiliates in such business ventures shall not constitute a conflict of interest by Calavo with respect to the Company, LSC, or any LSC Owners. Any business opportunity generated by the employees of the Company will remain the exclusive property of the Company until such time as the Company chooses not to pursue such business opportunity. No amendment or repeal of this Section 8.1 or 8.2 (Interested Transactions) shall apply to or have any effect on the liability or alleged liability of any officer, Executive Committee member, employee or Member of the Company for or with respect to any opportunities of which such officer, Executive Committee member, employee, or Member becomes aware prior to such amendment or repeal.
     8.2 Interested Transactions.  The Executive Committee may cause the Company to enter into any contracts or transactions with Calavo, LSC and their respective Affiliates as the Executive Committee may determine in its sole discretion and no member of the Executive Committee shall be deemed to have breached any fiduciary duty, duty of loyalty or other duty to the Company, the Members, the LSC Owners or any other Person with respect to any action or inaction in connection with or relating to any such transaction; provided that the price and other terms of such transactions are fair to the Company and that the price and other terms of such transactions entered into by the Company are substantially comparable to those generally prevailing with respect to comparable transactions between unrelated parties, as determined by the Executive Committee in good faith.
     8.3 Management Services.
          (a) Services. Notwithstanding the foregoing, the Parties agree that Calavo shall, subject to Section 8.3(b), provide to the Company such resources as provided by Calavo to itself without incurring out-of-pocket costs to any third party service providers, including warehousing, sales, management and accounting services, logistical support, human resources, information technology services, and travel associated with such services (“Internal Services”). For avoidance of any doubt, Internal Services do not include any salary, compensation, or commissions of employees or independent contractors hired by the Company (other than officers as set forth in Section 6.2(l)).
          (b) Payment. In exchange for the Internal Services, Calavo shall receive a commission of (“Service Payments”):

               (i) [***] of all Net Sales of the Company, other than Net Sales of the Company described in Section 8.3(b)(ii).
               (ii) [***] of all Net Sales of the Company generated through [***].
Payments pursuant to this Section may be deducted by Calavo from such Net Sales generated pursuant to Section 8.3(b)(i), but all such Service Payments are to be treated for purposes of the Asset Purchase Agreement as operating expenses of the Company that are not a reduction of Net Sales, as defined in the Asset Purchase Agreement. The Parties acknowledge that such payments are consideration for certain Internal Services to be provided by Calavo to the Company, and the amounts set forth represent the Parties’ good faith estimate, as of the date of this Agreement, of the amount of costs to Calavo for such Internal Services, and are intended by the Parties to reimburse Calavo for such costs. The Parties agree that any payment terms pursuant to this Section 8.3 are not intended to generate profits for Calavo from the Company.
          (c) Term of Services. The term of the agreement provided for in this Section 8.3 will be for an initial period of (2) years after the date of this Agreement and shall be automatically renewed for successive one (1) year periods thereafter, unless otherwise terminated as provided in this Agreement. As soon as practicable after the end of the initial two year term, and thereafter on at least an annual basis, the Executive Committee shall reevaluate the above percentages used in determining the Service Payments, consistent with the Parties’ intentions as described above, to reflect the percentage of Net Sales necessary to reimburse Calavo for the costs associated with the Internal Services provided to the Company, and the above percentages may be increased or decreased accordingly, as approved by the unanimous consent of the Executive Committee. Either the Company or Calavo may terminate the terms and agreements set forth in this Section 8.3 at any time after Calavo is no longer a Member of the Company, upon 30 days written notice. Upon termination of this Section 8.3, Calavo shall be entitled to receive, and the Company shall be required to pay, subject to Section 5.1 (Legal Restrictions on Distributions; Withholding), Section 5.2 (Current Reserves) and Section 5.4(a) (Earn Out Payments) all amounts owed to Calavo accrued through the date of termination pursuant to this Section 8.3.
     8.4 Reimbursement.
          (a) Expenses Prior to the Date of this Agreement. Within sixty (60) days of the date of this Agreement, the Company shall reimburse Calavo for the direct, out-of-pocket costs and expenses incurred by Calavo to Persons other than the Parties or their Affiliates for the benefit of the Company as reflected on Schedule B.
          (b) Expenses After the Date of this Agreement. The Company shall reimburse Calavo from time to time for direct, out-of-pocket costs and expenses incurred by it to Persons other than the Parties on behalf of the Company in connection with carrying on the Company’s business and operations and performing services for the Company hereunder.
     8.5 Use of Name. The Company further agrees that Calavo, in its sole discretion, may use Calavo’s names, trademarks (whether registered or unregistered), trade names, services marks (whether registered or unregistered), trade styles, logos, and designs or any other intellectual property of like nature attributable to Calavo in any media for any advertising, publicity, distribution or any other purpose whatsoever connected to the Company’s products or services at any time.

ARTICLE IX
DEFAULT
     9.1 Default. In the event of a default by any Party in the performance of any of its obligations under this Agreement (the Party causing such default being hereinafter referred to as the “Defaulting Party” and each of the other Parties being referred to individually as a “Non-Defaulting Party” and collectively as the “Non-Defaulting Parties”), the Company and each of the Non-Defaulting Parties shall have the right to give the Defaulting Party a notice of default specifically setting forth the nature of the default and stating that the Defaulting Party shall have a period of thirty days to cure such default, if such default is curable.
     9.2 Rights Upon Default.
          (a) Actions in Default. If the Defaulting Party does not cure any default specified in the notice of default referred to in Section 9.1 (Default) within the cure period (if any) therein referred to, the Company and any Non-Defaulting Parties shall have the right, in addition to any other rights expressly provided in this Agreement, to:
               (i) bring any Action in the nature of specific performance, injunction or other equitable remedy, it being acknowledged by each of Parties that damages at law may be an inadequate remedy for a default or breach of this Agreement; and/or
               (ii) bring any Action at law or by or on behalf of the Company or any other Party or Person as may be permitted in order to recover damages.
          (b) Control. Notwithstanding anything to the contrary contained elsewhere in this Agreement, the commencement, prosecution and settlement of any Action by the Company against a Defaulting Party pursuant to Section 9.2(a) shall be controlled on behalf of the Company by the Executive Committee, but excluding for this purpose, however, any member of the Executive Committee who has been nominated or designated by the Defaulting Party. However, if either Member is the alleged Defaulting Party and if the Members disagree about whether a default has occurred, then the Action against the alleged Defaulting Party shall be brought by either Member rather than by the Company.
          (c) No Action to Partition. No Member shall, either directly or indirectly, take any action to require partition of any Company property, and notwithstanding any provisions of applicable law to the contrary, each Member hereby irrevocably waives any and all rights it may have to maintain any action for partition or to compel any sale with respect to its Membership Interest, or with respect to any assets or properties of the Company, except as expressly provided in Article VII (Transfers of Membership Interests and Ownership Interests in Members).
ARTICLE X
ACCOUNTING
     10.1 Financial Reports.
          (a) Annual Reports. The Company shall, at its expense, prepare and furnish or cause to be prepared and furnished to each of the Members, such balance sheets, statements of income and statement of source and application of funds for the Company, as determined by the Executive Committee in its sole discretion.

          (b) Quarterly Reports. At the request of either Member, the Company shall, at its expense, within thirty days after the close of each quarter of the Fiscal Year, prepare and furnish or cause to be prepared and furnished to such Member unaudited quarterly reports of the state of the business and affairs of the Company, which shall include a consolidated operating statement comparing current profit, loss and operating expenses to the budget, a consolidated statement of cash flows, a consolidated balance sheet and management commentary, and such other reports as either Member may reasonably request.
          (c) Inspection Rights. Each Member shall have the right at reasonable times during normal business hours to examine the Company’s premises as well as the books of account and other books and records of the Company, and shall otherwise be afforded rights to access any information to which such Member may be entitled under the Delaware LLC Act. Each Member shall also have the right to inspect the books and records of the Company for purposes of reviewing the calculations of EBTDA for purposes of Section 7.3 (Buy Out Bidding Process), provided that such Member shall maintain the confidentiality of all confidential information about the Company that they acquire in connection with their investigation in accordance with the confidentiality provisions set forth in Section 6.5 (Confidentiality).
          (d) Termination of Rights. Rights pursuant to this Section 10.1 shall terminate upon a Sale of the Company and may be modified or amended only with the written consent of both Members, which consent shall not be unreasonably withheld.
     10.2 Tax Returns; Information. The officers of the Company (with the oversight of the Executive Committee) shall arrange for the preparation and timely filing of all income and other tax and informational returns of the Company. As soon as practicable after the end of each Fiscal Year, the officers of the Company shall cause the Company’s accountants to prepare and submit to the Executive Committee for its review and approval the Company’s tax and informational returns. The Executive Committee shall furnish to each Member a copy of each approved return, together with any schedules or other information which such Member may require in connection with such Member’s own tax affairs.
     10.3 Tax Matters Member. Calavo is specially authorized and appointed to act as the Tax Matters Member under the Code and in any similar capacity under state or local law. The Tax Matters Member agrees to promptly notify the other Members upon the receipt of any correspondence from any federal, state or local tax authorities relating to any examination of the Company’s affairs. The Executive Committee shall manage all audits or other tax proceedings of the Company and shall keep the Members informed with respect to such proceedings. The Tax Matters Member may retain, at the Company’s expense, such outside counsel, accountants and other professional consultants as it may reasonably deem necessary in the course of fulfilling its obligations as Tax Matters Member.
ARTICLE XI
DISSOLUTION AND TERMINATION
     11.1 Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (“Liquidating Events”):
          (a) The sale of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole;
          (b) The approval of a liquidation, dissolution or winding-up of the Company by the Executive Committee;

          (c) The unanimous written agreement of each of the Members to dissolve, wind up, and liquidate the Company;
          (d) To the extent necessary or reasonably desirable in connection with a Sale of the Company, upon the consummation of such Sale of the Company or at such later time as is approved by the members of the Executive Committee voting in favor of such Sale of the Company (provided, in any such case, such Sale of the Company is approved pursuant to the terms of Section 6.1(i) (Certain Matters Requiring Consent of the Members)); and
          (e) The happening of any other event that makes it unlawful or impossible to carry on the business of the Company.
     The Members hereby agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event. If it is determined by a court of competent jurisdiction that the Company has dissolved under applicable law prior to the occurrence of a Liquidating Event, the Members hereby agree to continue the business of the Company without a winding up or liquidation.
     11.2 Bankruptcy. For purposes of this Agreement, the “Bankruptcy” of a Member or LSC Owner shall mean the occurrence of any of the following: (a) any governmental authority, or any court at the instance thereof, shall take possession of any substantial part of the property of that Member or shall assume control over the affairs or operations thereof, or a receiver or trustee shall be appointed, or a writ, order, attachment or garnishment shall be issued with respect to any substantial part thereof, and such possession, assumption of control, appointment, writ or order shall continue for a period of ninety (90) consecutive days; or (b) a Member shall admit in writing its inability to pay its debts when due, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of any receiver, trustee or similar officer or for all or any substantial part of its property; or shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceeding under the laws of any jurisdiction; or (c) a receiver, trustee or similar officer shall be appointed for such Member or with respect to all or any substantial part of its property without the application or consent of that Member, and such appointment shall continue undischarged or unstayed for a period of ninety consecutive days or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against that Member and shall remain undismissed for a period of ninety (90) consecutive days.
     11.3 Procedure.
          (a) Winding Up. Upon the occurrence of a Liquidating Event, the Executive Committee shall commence to wind up the affairs of the Company and to liquidate the Company’s investments; provided that the Executive Committee shall have the sole discretion to elect to appoint a Member (the “Winding-Up Member”) to wind up the affairs of the Company on behalf of the Members and such Winding-Up Member, in conjunction with the Executive Committee, shall have full right and discretion to determine in good faith the time, manner and terms of any sale or sales of the Company’s property or assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Members shall continue to share Profits, Losses and distributions during the period of liquidation in the same manner and proportion as though the Company had not dissolved. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Executive Committee or the Winding-Up Member, as applicable, to preserve the value of the Company’s assets during the period of dissolution and liquidation.

          (b) Dissolution Distributions. Following the payment of all expenses of liquidation and the allocation of all Profits and Losses as provided in Article IV, the proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:
               (i) First, to the payment and discharge of all of the Company’s debts and liabilities to creditors (whether third parties or Members), including any debts and liabilities owed by Company pursuant to the Initial Note and any subsequent promissory notes or documents evidencing Company Loans, in the order of priority as provided by law, except any obligations to the Members in respect of their Capital Accounts;
               (ii) Second, to the payment of any accrued and unpaid Earn Out Payments;
               (iii) Third, to the payment of any accrued and unpaid Service Payments;
               (iv) Fourth, to set up such cash reserves which the Executive Committee reasonably deems necessary for contingent or unforeseen liabilities or obligations of the Company (which reserves when they become unnecessary shall be distributed in accordance with the provisions of clause (v), below); and
               (v) Thereafter, to the Members, in accordance with their Percentage Interests.
          (c) Cash Distributions Only. No Member shall have any right to demand property other than cash upon dissolution and termination of the Company.
          (d) Certificate of Cancellation. Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and the Members or the Winding-Up Member, as the case may be, shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company, other than payments pursuant to Section 3.8 (Company Loans), Section 5.4 (Special Payments to Members) and Section 8.3 (Management Services).
     11.4 Rights of Members. Each Member shall look solely to the assets of the Company for the return of his, her or its Capital Contributions, and except as set forth above, no Member shall have priority over any other Member as to the return of his, her or its Capital Contributions, distributions, or allocations.
     11.5 Notices of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of Section 11.1, result in a dissolution of the Company, the Company shall, within thirty (30) days thereafter, (a) provide written notice thereof to each of the Members and (b) comply, in a timely manner, with all filing and notice requirements under the Delaware LLC Act or any other applicable law.
     11.6 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.
     11.7 No Deficit Restoration. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.

     11.8 Special Allocation on Sale of Equity. Notwithstanding anything to the contrary in this Agreement, if approved by the Executive Committee, the proceeds payable to the Members upon a Sale of the Company that is structured as a sale of equity, rather than a sale of assets, shall be allocated by the Executive Committee among the classes and/or series of Membership Interests such that the Members shall receive the same amount of proceeds that would be payable to them if such transaction were structured as a sale of all of the assets of the Company followed by the dissolution, winding up and liquidation of the Company such that the Members would receive the same consideration payable or allocable if such transaction were a Liquidating Event.
ARTICLE XII
GENERAL
     12.1 Amendments; Waivers. This Agreement and any Annex, Exhibit, which may be amended, supplemented or modified by the parties thereto, or Schedule attached to this Agreement may be amended, supplemented, or modified only by the agreement in writing of the Company and all Members. Any amendment, supplement, or modification that is effected in accordance with this Section 12.1 shall be binding on the Company, the Executive Committee, the Members, and the LSC Owners. No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.
     12.2 Further Assurances. Each Party agrees that it will from time to time, upon the reasonable request of another Party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.
     12.3 Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon the Parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Party only to the extent that they are permitted successors and assigns (including Permitted Transferees and LSC Permitted Transferees) pursuant to the terms of this Agreement. Except as expressly permitted by this Agreement, no Party may assign any of its rights or obligations under this Agreement.
     12.4 Entire Agreement. This Agreement, together with all Annexes, Exhibits and Schedules to this Agreement and all other agreements referenced therein and herein, including the Asset Purchase Agreement, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein and therein.
     12.5 Rights Independent. The rights available to the Parties under this Agreement and at law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by a Party from time to time and no such exercise shall exhaust the rights or preclude another Party from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.
     12.6 Governing Law. This Agreement, the legal relations between the Parties and any Action, whether contractual or non-contractual, instituted by any Party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State and without regard to conflicts of law doctrines.
     12.7 Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.
     12.8 Signatures. This Agreement and any amendment to this Agreement or any other agreement (or document) delivered pursuant hereto may be executed by facsimile or pdf and in two or more counterparts and by different Parties in separate counterparts. All signatures delivered by facsimile or pdf shall have the same force and effect as manual signatures. All counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when two or more counterparts have been signed by each Party and delivered to the other Party.
     12.9 Notices. Any notice or other communication to the Company, any Member, or Nationwide hereunder must be given in writing and (a) delivered in person, (b) transmitted by telex, facsimile, e-mail or telecommunications mechanism, provided that any notice so given is also mailed as provided in clause (c), or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:
The Company:
c/o Calavo Growers, Inc.
1141A Cummings Road
Santa Paula, California 93060
Attention: Chief Financial Officer
Calavo:
c/o Calavo Growers, Inc.
1141A Cummings Road
Santa Paula, California 93060
Attention: Chief Financial Officer
LSC:
Lisa’s Salsa Company
2124 University Avenue W
St. Paul, Minnesota 55114
LSC Owners:
Lisa and Eric Nicholson
[***]
or to such other address or to such other Person as any Party shall have last designated by such notice to the other Parties. Each such notice or other communication shall be effective (i) if given by telecommunication, facsimile or email, when transmitted to the applicable number so specified in (or pursuant to) this Section 12.9, if transmitted after 4:00 p.m. local time on a Business Day in the jurisdiction to which such notice is sent or at any time on a day that is not a Business Day in the jurisdiction to which such notice is sent, then on the immediately following Business Day, (ii) if given by mail, on the first Business Day in the jurisdiction to which such notice is sent following the date five days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, on the Business Day when actually received at such address or, if not received on a Business Day, on the Business Day immediately following such actual receipt.
     12.10 Representation by Counsel; Interpretation. Each Party acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived.
     12.11 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any court of competent jurisdiction, the remaining provisions of this Agreement, to the extent permitted by law shall remain in full force and effect provided that the essential terms and conditions of this Agreement for all Parties remain valid, binding and enforceable.
     12.12 Valuation of Other Assets and Company Securities. Except for purposes of Article VII (Transfer of Membership Interests and Ownership Interests in Members), the “Fair Market Value” of all non-cash assets or of any Membership Interests or other securities issued by the Company shall mean the fair value for such assets or securities as between a willing buyer and a willing seller in an arm’s-length transaction occurring on the date of valuation as determined by the Executive Committee in its sole discretion, taking into account all relevant factors determinative of value (and giving effect to any transfer taxes payable or discounts in connection with such sale).
     12.13 Power of Attorney. Each Member and LSC Owner hereby constitutes and appoints the Executive Committee, with full power of substitution, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates and other instruments and all amendments thereof in accordance with the terms hereof which the Executive Committee deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (b) all instruments which the Executive Committee deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents which the Executive Committee and/or if applicable, the Winding-Up Member deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (d) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Article VII (Transfer of Membership Interests and Ownership Interests in Members). The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member, or LSC Owner and the Transfer of all or any portion of his, her or its Membership Interest or Ownership Interests and shall extend to such Member’s heirs, successors, assigns and personal representatives.
     12.14 Accountants, Legal Counsel. The Company’s accountants and legal counsel may also serve as accountants and legal counsel for either Member and any of his, her or its other Affiliates, and each Member and the LSC Owners hereby acknowledge and waive any conflict of interest which might arise as a result.
     12.15 Jury Trial Waiver. Each party hereto agrees that all rights to a trial by a jury of any claim arising out of or relating to this Agreement are forever and absolutely waived.
[signature page follows]

     IN WITNESS WHEREOF, each of the Parties has caused this Amended and Restated Limited Liability Company Agreement to be executed by its duly authorized officer as of the day and year first above written.

COMPANY: Calavo Salsa Lisa, LLC
By:	/s/ Lecil E. Cole
	Name:	Lecil E. Cole
	Title:	Chief Executive Officer

MEMBERS: CALAVO GROWERS, INC.
By:	/s/ Lecil E. Cole
	Name:	Lecil E. Cole
	Title:	Chief Executive Officer

LISA’S SALSA COMPANY
By:	/s/ Elizabeth Nicholson
	Name:	Elizabeth Nicholson
	Title:	President

LSC OWNERS:
By:	/s/ Elizabeth Nicholson
	Name:	Elizabeth Nicholson

By:	/s/ Eric Nicholson
	Name:	Eric Nicholson

Annex A
Definitions
     “Action” means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.
     “Adjusted Capital Account Balance” means, with respect to any Member for any period, the balance, if any, in such Member’s Capital Account as of the end of such period, after giving effect to the following adjustments:
          (a) Credit to such Capital Account any amounts that such Member is obligated to restore or is deemed obligated to restore as described in the penultimate sentence of Treasury Regulations Section 1.704-2(g)(1) and in Treasury Regulations Section 1.704-2(i)(5); and
          (b) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
     “Adjusted Capital Account Deficit” means, with respect to any Member for any Fiscal Year, the deficit balance, if any, in such Member’s Capital Account as of the end of such Fiscal Year, after giving effect to the following adjustments:
          (a) Credit to such Capital Account any amounts that such Member is obligated to restore or is deemed obligated to restore as described in the penultimate sentence of Treasury Regulations Section 1.704-2(g)(1) and in Treasury Regulations Section 1.704-2(i)(5); and
          (b) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
     “Adjusted Fair Market Value” of an item of Company property means the greater of (i) the Fair Market Value of such property as determined by the Executive Committee or (ii) the amount of any nonrecourse indebtedness to which such property is subject within the meaning of Section 7701(g) of the Code.
     “Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. For purposes of this definition, “controls,” “is controlled by,” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” means this Amended and Restated Limited Liability Company Agreement, including all Annexes, Exhibits and Schedules attached to this Agreement, as it may be amended, supplemented and/or restated from time to time.
     “Appraiser” has the meaning set forth in Section 7.7.
     “Approved Financing” has the meaning set forth in Section 3.9.
     “Asset Purchase Agreement” has the meaning set forth in the Recitals.

1

     “Auditors” means such firm of independent accountants selected in accordance with the terms of this Agreement to independently audit and report on the financial statements of the Company.
     “Bank of America Rate” means the rate of interest charged from time to time to Calavo by Bank of America, N.A. under the then-existing loan agreement between Calavo and Bank of America, N.A., as such agreement may be amended or superseded from time to time, and as such rate may vary from time to time. In the event Calavo no longer borrows funds from the Bank of America, N.A. pursuant to any agreement, Calavo may substitute another rate of interest which rate of interest shall be based upon any agreement with another lender pursuant which Calavo borrows a material amount of its aggregate borrowed funds.
     “Bankruptcy” has the meaning set forth in Section 11.2.
     “Book Basis” means, with respect to any asset of the Company, the adjusted basis of such asset for federal income tax purposes; provided, however: (i) if any asset is contributed to the Company, the initial Book Basis of such asset shall equal its fair market value on the date of contribution, and (ii) if the Capital Accounts of the Members are adjusted pursuant to Treasury Regulations Section 1.704-1(b) to reflect the fair market value of any asset of the Company, the Book Basis of such asset shall be adjusted to equal its respective fair market value as of the time of such adjustment in accordance with such Treasury Regulations. The Book Basis of all assets of the Company shall be adjusted thereafter by depreciation as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(g) and any other adjustment to the basis of such assets other than depreciation or amortization.
     “Business Day” means in a jurisdiction, any day other than a Saturday, Sunday or other day on which commercial banks in such jurisdiction are authorized by law to be closed.
     “Buy Out Notice” has the meaning set forth in Section 7.2.
     “Buy Out Offer” has the meaning set forth in Section 7.3.
     “Buy Out Option” has the meaning set forth in Section 7.2.
     “Calavo” has the meaning set forth in the Introduction.
     “Calavo Designees” has the meaning set forth in Section 6.2.
     “Calavo Event Purchase Option” has the meaning set fort in Section 7.5.
     “Capital Account” means, with respect to any Member, the capital account maintained for such Member in accordance with Section 3.4 of this Agreement.
     “Capital Contribution” means a contribution to the capital of the Company in cash or property by all Members or any class of Members or any one Member (or in either case by the predecessor holders of the Membership Interest of such Members or Member).
     “Certificate” has the meaning as set forth in Section 2.1.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law.)
     “Company” means Calavo Salsa Lisa, LLC, a Delaware limited liability company.

2

     “Company Loan” has the meaning set forth in Section 3.8.
     “Compensation Committee” has the meaning set forth in Section 6.3.
     “Confidential Information” has the meaning set forth in Section 6.5(a).
     “Contract” means any agreement, bond, purchase order, enforceable commitment, franchise, indenture, instrument, lease or license, whether or not in writing.
     “Counter Offer” has the meaning set forth in Section 7.3.
     “Defaulting Party” has the meaning set forth in Section 9.1.
     “Delaware LLC Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).
     “Earn Out Payment” has the meaning set forth in Section 2.4 of the Asset Purchase Agreement.
     “EBTDA” means earnings before taxes, depreciation and amortization, determined by the Company (in consultation with Calavo) in accordance with the accounting principles used by Calavo in its audited financial statements for the applicable fiscal year and, consistent with the manner in which Calavo calculates EBTDA. For avoidance of any doubt, EBTDA is to be calculated after deducting interest expense, and is not intended to be “EBITDA.”
     “EBTDA Multiple” has the meaning set forth in Section 7.3.
     “Event Notification” has the meaning set forth in Section 7.5.
     “Event Purchase Option” has the meaning set forth in Section 7.5.
     “Event Option Exercise Period” has the meaning set forth in Section 7.5.
     “Executive Committee” has the meaning set forth in Section 6.2.
     “Exercise Price” has the meaning set forth in Section 7.2.
     “Fair Market Value” has the meaning set forth in Section 12.12.
     “Final Fair Market Value” has the meaning set forth in Section 7.7.
     “Fiscal Year” means (i) the period commencing on the effective date of this Agreement and ending on October 31, 2010, (ii) any subsequent twelve (12) month period commencing on November 1st and ending on the next October 31st, or (iii) any portion of the period described in clause (ii) for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article IV hereof. The Company promptly shall notify the Members if the Company changes its Fiscal Year at any time after the date of this Agreement, and any provisions of this Agreement which, by their terms, are determined according to, or dependent upon, the Fiscal Year shall be appropriately adjusted.
     “GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

3

     “Governmental Entity” means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.
     “Indemnitee” has the meaning set forth in Section 6.4(a).
     “Initial Note” has the meaning set forth in Section 3.8.
     “Interest Rate” shall mean the Bank of America Rate plus 2% (200 basis points). Effect shall be given to any change in the Interest Rate as a result of any change in the Bank of America Rate on the date of each such change. The Interest Rate shall in no event exceed the maximum interest rate provided by law with respect to borrowed funds.
     “Internal Services” has the meaning set forth in Section 8.3.
     “Involuntary Transfer” has the meaning set forth in Section 7.5.
     “Laws” means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards, judgments and decrees applicable to the specified persons or entities.
     “Lending Member” has the meaning set forth in Section 3.8.
     “Liquidating Events” has the meaning set forth in Section 11.1.
     “Losses” has the meaning set forth under the definition of “Profit” and “Loss.”
     “LSC” has the meaning set forth in the Introduction.
     “LSC Designee” has the meaning set forth in Section 6.2.
     “LSC Owners” has the meaning set forth in the Introduction.
     “LSC Permitted Transferees” has the meaning set forth in Section 7.4.
     “Member” means any Person that executes this Agreement as a Member, and any other Person admitted to the Company as an additional or substituted Member in accordance with the terms and conditions of this Agreement, provided such Person has not Transferred all of its Membership Interest in accordance with the terms of this Agreement.
     “Membership Interest” means a Member’s allocable share of the Company’s Profits, Loss, and similar items and the Member’s rights to receive distributions from the Company, together with all obligations of such Member to comply with the provisions of this Agreement.
     “Net Sales” means net sales as determined by the Company (in consultation with Calavo) in accordance with the accounting principles used by Calavo in determining its Net Sales reported in its audited financial statements for the applicable fiscal year.
     “Nicholson Option” has the meaning set forth in Section 7.5.
     “Nicholson Option Notification” has the meaning set forth in Section 7.5.

4

     “Non-Defaulting Party” has the meaning set forth in Section 9.1.
     “Nonrecourse Deduction” means a nonrecourse deduction determined pursuant to Treasury Regulations Section 1.704-2(c).
     “Offering Member” has the meaning set forth in Section 7.3.
     “Option Termination Date” has the meaning set forth in Section 7.2.
     “Original Operating Agreement” has the meaning set forth in the Recitals.
     “Outgoing Member” has the meaning set forth in Section 7.5.
     “Ownership Interest” has the meaning set forth in Section 7.4(a).
     “Partner (Member) Nonrecourse Debt” means any liability of the Company to the extent that (i) the liability is nonrecourse for purposes of Treasury Regulations Section 1.1001-2 and (ii) a Member or a Related Person bears the economic risk of loss under Treasury Regulations Section 1.752-2.
     “Partner (Member) Nonrecourse Debt Minimum Gain” means minimum gain attributable to Partner (Member) Nonrecourse Debt pursuant to Treasury Regulations Section 1.704-2(i)(2).
     “Partner (Member) Nonrecourse Deduction” means any item of book loss or deduction that is attributable to a Partner (Member) Nonrecourse Debt pursuant to Treasury Regulations Section 1.704-2(i).
     “Partnership (Company) Minimum Gain” means partnership minimum gain determined pursuant to Treasury Regulations Section 1.704-2(d).
     “Party” means any party to this Agreement.
     “Percentage Interest” with respect to a Member means the percentage set forth opposite such Member’s name on Schedule A.
     “Permitted Transferee” has the meaning set forth in Section 7.1(b).
     “Person” shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, a Governmental Entity or any department, agency or political subdivision thereof, and any other entity or organization.
     “Profit” and “Loss” means for each taxable year or other period, an amount equal to the Company’s taxable income or tax loss for the year or other period, determined in accordance with Section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately under Section 703(a)(1) of the Code), with the following adjustments:
          (a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss will be added to taxable income or tax loss;
          (b) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures under Treasury Regulations Section 1.704-1(b)(2)(iv)(i),

5

and not otherwise taken into account in computing Profit or Loss, will be subtracted from taxable income or tax loss;
          (c) gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Book Basis of the property, notwithstanding that the adjusted tax basis of the property differs from its Book Basis;
          (d) in lieu of depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or tax loss, there will be taken into account depreciation for the taxable year or other period as determined in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g);
          (e) any items specially allocated pursuant to Section 4.3 shall not be considered in determining Profit or Loss; and
          (f) any increase or decrease to Capital Accounts as a result of any adjustment to the book value of Company assets pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) or (g) shall constitute an item of Profit or Loss as appropriate.
     “Purchaser” has the meaning set forth in Section 7.5.
     “Receiving Member” has the meaning set forth in Section 7.3.
     “Related Person” means, with respect to a Member, a person that is related to such Member pursuant to Treasury Regulations Section 1.752-4(b).
     “Revaluation Event” means, subject to Section 3.5(a), (i) a liquidation (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)) of the Company; or (ii) a contribution of more than a de minimis amount of money or other property to the Company by a new or existing Member or a distribution of more than a de minimis amount of money or other property to a retiring or continuing Member.
     “Sale of the Company” means (i) any sale of Membership Interests of the Company following which the holders of Membership Interests immediately prior to such sale own, directly or indirectly, less than fifty percent (50%) of all Percentage Interests, (ii) any sale of all or substantially all of the assets of the Company, or (iii) any plan of reorganization, recapitalization, merger or consolidation involving the Company except for a reorganization, recapitalization, merger or consolidation where the holders of the combined Percentage Interests represented by the Membership Interests of the Company immediately prior to such reorganization, recapitalization, merger or consolidation own, directly or indirectly, at least fifty percent (50%) of the Percentage Interests or other voting securities of the company or other entity resulting from such reorganization, recapitalization, merger or consolidation.
     “Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.
     “Service Payments” has the meaning set forth in Section 8.3.
     “Subsequent Counter Offer” has the meaning set forth in Section 7.3.

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     “Tax Basis” means, with respect to any item of Company property, the adjusted basis of such property as determined in accordance with the Code.
     “Tax Matters Member” means the “tax matters partner” as defined in Code Section 6231(a)(7) and as appointed in Section 10.3.
     “Third Party Offer” means any offer to enter into a Sale of the Company transaction with a person other than a Member or an Affiliate of a Member.
     “Transfer” means, as a noun, any voluntary or involuntary sale, assignment, gift, pledge, hypothecation, mortgage, exchange, or other disposition, or other disposition (including as a result of a merger, reorganization or other similar event) and, as a verb, voluntarily or involuntarily to sell, assign, gift, pledge, hypothecate, mortgage, exchange or otherwise dispose of.
     “Treasury Regulations” means pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as “Treasury Regulations” by the United States Department of the Treasury.
     “Triggering Event” has the meaning set forth in Section 7.5.
     “Winding-Up Member” has the meaning set forth in Section 11.3(a).

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SCHEDULE A
Capital Contributions

Member	Capital Contribution	Percentage Interest
Calavo Growers, Inc.	$100,000.00	65%
Lisa’s Salsa Company*	$53,846.15	35%

*	Lisa’s Salsa Company’s Capital Contribution was made in the form of goodwill, not cash, pursuant to the Asset Purchase Agreement.

SCHEDULE B
The Company is to reimburse Calavo for the following Expenses:

Description of Expenses	Date	Amount
MC Squared: Label Design	12/9/2009	$1,706.50
Fedex: Container Search	1/15/2010	$427.07

TOTAL:		$2,133.57

EXHIBIT A
FORM OF PROMISSORY NOTE

CALAVO SALSA LISA, LLC
SECURED PROMISSORY NOTE

$300,000.00	February 8, 2010 Los Angeles, California
     FOR VALUE RECEIVED, CALAVO SALSA LISA, LLC, a Delaware limited liability company (the “Company”), promises to pay to the order of Calavo Growers, Inc., a California corporation (the “Holder”), at the address of Holder specified in Section 7 below, the principal sum of $300,000.00, plus interest thereon at the Interest Rate. All unpaid principal, together with any accrued but unpaid interest and other amounts payable hereunder, shall be due and payable on the Maturity Date, or as otherwise provided in this Note. This Note is being made in connection with a loan made from a member of the Company (“Member”) to the Company in accordance with Section 3.8 of that certain Amended and Restated Limited Liability Company Agreement (“LLC Agreement”), dated February 8, 2010, by and among the Company, Calavo Growers, Inc. (“Calavo”) and Lisa’s Salsa Company (“LSC”), as Members, and Elizabeth and Eric Nicholson as the sole owners of Lisa’s Salsa Company. Capitalized terms not otherwise defined herein shall have the meaning set forth in the LLC Agreement. The Company agrees that it shall not attempt to subordinate the payment of this Note to the payment of any other indebtedness without the written consent of Holder (it being understood that the entering into of purchase money and capital lease financing shall not be prohibited).
     The payment of the unpaid principal balance and accrued interest under this Note is secured pursuant to the terms of that certain security agreement, dated as of the date hereof, by and between the Holder and the Company (the “Security Agreement”)
     The following is a statement of the rights of the Holder and the terms under which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:
     1. Definitions. As used in this Note, the following capitalized terms have the following meanings:
          (a) “Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. For purposes of this definition, “controls,” “is controlled by,” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          (b) “Bank of America Rate” means the rate of interest charged from time to time to Calavo by Bank of America, N.A. under the then-existing loan agreement between Calavo and Bank of America, N.A., as such agreement may be amended or superceded from time to time, and as such rate may vary from time to time. In the event Calavo no longer borrows funds from the Bank of America, N.A. pursuant to any agreement, Calavo may substitute another rate of interest which rate of interest shall be based upon any agreement with another lender pursuant which Calavo borrows a material amounts of its aggregate borrowed funds.
          (c) “Business Day” means in a jurisdiction, any day other than a Saturday, Sunday or other day on which commercial banks in such jurisdiction are authorized by law to be closed.
          (d) “Executive Committee” has the meaning set forth in the LLC Agreement.
          (e) “Interest Rate” shall mean the Bank of America Rate plus 2% (200 basis points). Effect shall be given to any change in the Interest Rate as a result of any change in the Bank of America Rate on the date of each such change.
          (f) “Event of Default” has the meaning given in Section 2 hereof.
          (g) “Holder” shall mean the Person specified in the introductory paragraph of this Note or any Person to whom this Note is endorsed or assigned; provided, that any assignment or transfer of this Note or any rights hereunder shall be subject to the prior written consent of the Company and any assignment or transfer without such consent shall be null and void. Notwithstanding the foregoing, this Note may be assigned to (i) any Person that is the sole record owner of all ownership interests in the transferor, (ii) an entity wholly-owned by the transferor or wholly-owned by the Person or Persons that owns the transferor. Any person that becomes a Holder hereunder shall be deemed to have agreed to be bound by the terms of this Note as if a party thereto to the same extent the original Holder was bound.
          (h) “Maturity Date” shall mean the earlier of (i) January 31, 2015, or (ii) the date of a Sale of the Company or an initial public offering of the equity interests of the Company, which offering results in net proceeds to Company of at least $20,000,000.
          (i) “Member” has the meaning set forth in the LLC Agreement.
          (j) “Membership Interest” has the meaning set forth in the LLC Agreement.
          (k) “Percentage Interest” has the meaning set forth in the LLC Agreement.
          (l) “Person” shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof, and any other entity or organization.
          (m) “Sale of the Company” means (i) any sale of Membership Interests of the Company following which the holders of Membership Interests immediately prior to such sale own, directly or indirectly, less than fifty percent (50%) of all Percentage Interests, (ii) any sale of all or substantially all of the assets of the Company, or (iii) any plan of reorganization, recapitalization, merger or consolidation involving the Company except for a reorganization, recapitalization, merger or consolidation where the holders of the combined Percentage Interests represented by the Membership Interests of the Company immediately prior to such reorganization, recapitalization, merger or consolidation own, directly or indirectly, at least fifty percent (50%) of the combined Percentage Interests or other voting securities of the company or other entity resulting from such reorganization, recapitalization, merger or consolidation.
     2. Payment.
          (a) Principal. Payments of principal shall be amortized quarterly on a straight line basis until the Maturity Date, and shall be due and payable on the last Business Day of each fiscal quarter (any such date a “Payment Date”), starting with April 30, 2010. Any remaining unpaid and accrued principal, together with any then unpaid and accrued interest and other amounts payable hereunder, as of the Maturity Date shall be due and payable on the Maturity Date. In the event payment is not made on the Payment Date, the amount of any principal due with respect to such Payment Date shall continue to accrue interest at the Interest Rate until paid, and any amounts past due shall be made on the next Payment Date on which CSL has sufficient available cash to make such payment in accordance with Section 5.4(b) of the Amended and Restated Limited Liability Company Agreement of CSL, dated the same date herewith, among CSL, Holder, and the other signatories thereto.
          (b) Interest. Interest shall accrue on any unpaid principal from the date hereof at the Interest Rate. All accrued interest shall be due and payable in arrears on each Payment Date as provided in Section 2(a). Interest shall be calculated up to and including the Payment Date. Interest shall be computed based on the basis of a 365-day year for the actual number of days elapsed. All accrued interest shall be payable only in cash when due.
          (c) Voluntary Prepayment. Company may prepay this Note in whole or in part at any time upon five (5) days prior notice without premium or penalty.
          (d) Priority of Payments. All payments made by Company hereunder (including, without limitation, any prepayments) shall be applied first to the payment of Holder’s expenses due under this Note, if any, second to interest accrued on this Note and third, to the payment of principal of this Note.
          (e) Events of Default. The following shall constitute an event of default (“Event of Default”): (i) the Company’s failure to pay any amounts of principal or accrued interest by January 31, 2017, provided however that if one Member of the Company has not completed the purchase of the Membership Interest of the other Member pursuant to Section 7.2 (Buy Out Option) or 7.3 (Buy Out Bidding Process) of the LLC Agreement by January 31, 2017, such date shall be extended until one Business Day after the closing of the purchase by one Member of the Membership Interest of the other Member pursuant to the LLC Agreement; (ii) the dissolution, liquidation or termination of the legal existence of the Company without the consent of Holder (except in connection with a Sale of the Company, provided (X) Holder consents thereto and (Y) such purchasing party agrees to assume all of the Company’s obligations under this Note); (iii) the appointment of a receiver, trustee or similar judicial officer or agent to take charge of or to liquidate any property or assets of the Company; (iv) action by any court to take jurisdiction of all or substantially all of the assets of the Company; (v) the commencement of any proceeding under any provision of the Bankruptcy Code of the United

States, as now in existence or hereafter amended, or of any other proceeding under any federal or state law, now existing or hereafter in effect, relating to bankruptcy, reorganization, insolvency, liquidation or otherwise, for the relief of debtors or readjustment of indebtedness, by or against the Company; (vi) the occurrence of a Sale of the Company, unless either (X) Holder consents thereto or (Y) all amounts due hereunder are repaid in full concurrently therewith, (vii) the failure by Company in any material respect to observe or perform any covenant, obligation, condition or agreement contained in this Note or the Security Agreement, except as may be approved by the Executive Committee or the Holder, or (vii) any breach by the Members of the Company (other than Holder) of the LLC Agreement that is not cured in accordance with Section 9.1 of the LLC Agreement.
     3. Rights of the Holder upon Default.
          (a) Acceleration/Forbearance. If any Event of Default shall occur, at the option of Holder, upon written notice to the Company, the outstanding principal amount of, and any unpaid accrued interest on, this Note shall become immediately due and payable, except that in the case of an Event of Default of the type described in Section 2(e)(iii), (iv), and (v) above, such acceleration shall be automatic and not optional on the part of Holder.
          (b) Remedies on Default. In case any one or more Events of Default shall occur and be continuing, the Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in the Security Agreement, or in the LLC Agreement or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note, the Security Agreement, or the LLC Agreement upon the Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.
     4. Right to Offset. The Company shall have no right under this Note, or otherwise, to withhold or set-off any amount due or to become due under this Note, and the Company hereby relinquishes and waives any and all such rights as may otherwise exist.
     5. Waiver of Presentment. The Company (a) waives presentment, demand for payment, protest, notice of demand, dishonor, protest and nonpayment, diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note, and all other notices and demands in connection with the delivery, acceptance, performance, default under, and enforcement of this Note; (b) waives the right to assert any statute of limitations as a defense to the enforcement of this Note to the fullest extent permitted by law; and (c) consents to any forbearance by the Holder and to the release, addition, and substitution of any party liable for payment of this Note and of any or all of the security for this Note without notice to and without in any way affecting the liability of any party for payment of this Note.

     6. Waiver and Amendment. This Note may not be amended, supplemented, modified or waived except in a writing executed by the Company and the Holder. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of the Holder to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by the Holder of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.
     7. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service or electronic facsimile or pdf transmission with a copy by mail, or delivered to the applicable party to such addresses as set forth in the LLC Agreement or, as to each of the foregoing, at such other address as shall be designated by such person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or sent, respectively, be effective (i) three days after being deposited in the mails or (ii) one Business Day after being deposited with the express overnight courier service or sent by electronic facsimile transmission (with receipt confirmed), respectively, addressed as aforesaid.
     8. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.
     9. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of’ the State of Delaware, or of any other state.
     10. Jury Trial Waiver. Each party hereto agrees that all rights to a trial by a jury of any claim arising out of or relating to this Agreement are forever and absolutely waived.
     11. Payment on Non-Business Days. Whenever any payment to be made on this Note shall be stated to be due on a day which is not a Business Day such payment may be made on the next succeeding Business Day.

     IN WITNESS WHEREOF, Company has caused this Note to be issued and delivered to Holder as of the date first written above.

COMPANY: CALAVO SALSA LISA, LLC, a Delaware limited liability company
By:	/s/ Lecil E. Cole
	Name:	Lecil E. Cole
	Title:	Chief Executive Officer

EXHIBIT B
SECURITY AGREEMENT
This Security Agreement (this “Agreement”) is executed and delivered as of February 8, 2010 to Calavo Growers, Inc. (“Calavo”), a California corporation whose mailing address is 1141A Cummings Road, Santa Paula, California 93060, by Calavo Salsa Lisa, LLC, a Delaware limited liability company (“CSL”) having its place of business located at 2124 University Avenue W, St. Paul, Minnesota 55114.
Recitals
     A. On the same date herewith, Calavo has made a loan to CSL in the principal amount of $300,000.00 which loan is evidenced by that certain Secured Promissory Note of even date herewith between Calavo and CSL (the “Note”).
     B. This Agreement is made and given pursuant to that Note.
Agreement
     Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Calavo and CSL (singly sometimes herein each a “Party”, and collectively sometimes herein collectively the “Parties”) hereby agree as follows:
SECTION 1. DEFINITIONS
     Unless otherwise defined herein, initially capitalized terms herein shall have the meanings described to them in the Note. Where applicable, all terms used herein shall have the same meaning as set forth in the Uniform Commercial Code of the State of Delaware (the “UCC”).
SECTION 2. GRANT OF SECURITY INTEREST
     As an inducement for Calavo to extend the loan as evidenced by the Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations (defined below), CSL hereby unconditionally and irrevocably grants to the Calavo a continuing security interest in and to, a lien upon and a right of set-off against all of its respective right, title and interest of whatsoever kind and nature in and to, all of the following property whether now existing or hereafter acquired, together with all accessions, additions, substitutions, replacements or improvements thereto, and all proceeds, products, rents, profits and products thereof (collectively, the “Collateral”):
          (a) All goods, including, without limitations, (A) all machinery, equipment, computers, motor vehicles, trucks, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with CSL’s business and all improvements thereto; and (B) all inventory;
          (b) All contract rights and other general intangibles, including, without limitation, (A) all contract rights pursuant to any lease agreement, distribution agreement, supply agreement, or customer agreement, and any renewals, amendments, restatements, extensions or successors of such agreements, (B) all partnership or joint venture interests, membership interests, stock or other securities, licenses, distribution and other agreements, (C) computer software (whether “off-the-shelf”, licensed from any third party or developed by CSL or its predecessor), and computer software development rights, (D) franchises, customer lists, quality control procedures, grants and rights, goodwill, (E) trademarks, service marks, trade styles and trade names, (F) patents, patent applications, copyrights, (G) income tax refunds, and (H) any other intellectual property of CSL, including but not limited to [***];
          (c) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;
          (d) All rights to payment for goods sold or leased or services rendered, whether or not earned by performance and all rights in respect of the person obligated to make such payment, including without limitation, all such rights in which CSL has any right, title or interest by reason of the purchase thereof by CSL, and including without limitation all such rights constituting or evidenced by any account, chattel paper, instrument, general intangible, note, contract, invoice, purchase order, draft, acceptance, book debt, intercompany account, security agreement, or other evidence of indebtedness or security, together with (a) any collateral assigned, hypothecated or held to secure any of the foregoing and the rights under any security agreement granting a security interest in such collateral, (b) all goods, the sale of which gave rise to any of the foregoing, including, without limitation, all rights in any returned or repossessed goods and unpaid seller’s rights, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, and (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith;
          (e) All documents, letter-of-credit rights, instruments and chattel paper;
          (f) All commercial tort claims;
          (g) All investment property;
          (h) All supporting obligations; and
          (i) All files, records, books of account, business papers, and computer programs.
     Notwithstanding the foregoing, “Collateral” shall not include any lease, license, contract, property rights or agreement to which CSL is a party or any of its rights or interests thereunder, or any assets governed thereby, if and for so long as the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of CSL or (B) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the U.S. bankruptcy code) or principles of equity), provided however that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (A) or (B) above.

SECTION 3. THE OBLIGATIONS
     The security interest granted hereunder shall secure the payment of all indebtedness and the performance of all obligations, and the accuracy of all representations and warranties, of CSL to Calavo of every type and description, whether now existing or hereafter arising, fixed or contingent, liquidated or unliquidated, under or with respect to this Agreement and/or the Note (collectively, the “Loan Documents”) regardless of how they arise, including without limitation, any modifications, renewals or extensions thereof, any future advances thereunder, and all other extensions of credit and all covenants, agreements, and provisions contained therein (collectively, the “Obligations”).
SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS
     CSL represents, warrants and covenants as follows:
          (a) Title to Collateral. Except for the security interest in favor of Calavo granted herein and Permitted Liens, CSL has clear title to all Collateral free of all adverse claims, interests, liens, or encumbrances, and title to (or valid leasehold interests in) the Collateral free and clear of any adverse interests that might materially and adversely affect Calavo’s first-priority security interest in the Collateral contemplated hereby or Calavo’s enforcement thereof. Without the prior written consent of Calavo, which consent Calavo may withhold in its sole discretion, CSL shall not create or permit the existence of any such adverse claims, interests, liens, or other encumbrances against any of the Collateral. CSL shall provide prompt written notice to Calavo of any future adverse claims, interests, liens, or encumbrances, and shall defend diligently (at CSL’s expense) CSL’s and Calavo’s interests in all Collateral. “Permitted Liens” shall mean any of the following (1) liens for taxes, fees, assessments or other governmental charges which are not yet due and payable or which are being contested in good faith with a reserve or other appropriate provision having been made therefor; (2) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law which are incurred in the ordinary course of business; (3) liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; (4) liens upon or in any equipment acquired or held by CSL to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment and (5) liens arising from judgments, decrees or attachments.
     12.16 Validity of Security Agreement; Legal Authority. Each of the Loan Documents is the legal, valid and binding obligation of CSL, enforceable in accordance with its terms. CSL has the legal power to execute, deliver and carry out the terms and provisions of each such Loan Document and all related documents to which it is a party, and has taken all necessary legal action to authorize the execution, delivery and performance of each such Loan Document and all related documents. Such execution, delivery and performance do not and will not (i) require any consent or approval of any mortgagee, lessor or other person or entity, except such consents as shall have been obtained; (ii) contravene CSL’s limited liability company agreement (the “LLC Agreement”), charter or bylaws or other organizational documents; (iii) (to the best of CSL’s knowledge) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to CSL; (iv) (to the best of CSL’s knowledge) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which CSL is a party or by which it or its properties may be bound or affected; (v) (to the best of CSL’s knowledge) result in, or require, the creation or imposition of any lien or encumbrance (except in favor of Calavo), upon or with respect to any of the properties now owned or hereafter acquired by CSL; or (vi) (to the best of CSL’s knowledge) cause CSL to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such material indenture, agreement, lease or instrument.

     12.17 Location of Formation. CSL is duly organized and existing as a Delaware limited liability company.
     12.18 Location of CSL. CSL’s place of business is located at the address shown above.
     12.19 Location of Collateral. All the Collateral is now at CSL’s place of business, except for such portions thereof (if any) that may be in Calavo’s possession.
     12.20 Change in Name, Location of Collateral, Etc. Without giving at least thirty (30) days’ prior written notice to Calavo, CSL shall not change its name, identity, or corporate or legal structure, its jurisdiction of its organization, the location of its place of business (or chief executive office if more than one place of business), or the location of the Collateral.
     12.21 Further Assurances. Upon the request of Calavo, CSL shall do all acts and things as Calavo may from time to time deem necessary or advisable to enable Calavo to perfect, maintain, and continue the perfection and first-priority of the security interest of Calavo in the Collateral, or to facilitate the exercise by Calavo of any rights or remedies granted to Calavo hereunder or provided by law. Without limiting the foregoing, CSL shall execute, in form and substance satisfactory to Calavo, such financing statements, amendments thereto, supplemental agreements, assignments, notices of assignments, and other instruments and documents as Calavo may from time to time request, and hereby authorizes Calavo to file such financing statements and/or other documents as Calavo may deem necessary or appropriate to perfect and or maintain or continue its first-priority security interest in the Collateral. In addition, in the event the Collateral or any part thereof consists of instruments, documents, chattel paper, or money (whether or not proceeds of the Collateral), CSL shall, upon the request of Calavo, deliver possession thereof to Calavo (or to an agent of Calavo retained for that purpose), together with any appropriate endorsements and/or assignments. Calavo shall use reasonable care in the custody and preservation of such Collateral in its possession, but shall not be required to take any steps necessary to preserve rights against prior parties. All costs and expenses incurred by Calavo to establish, perfect, maintain, determine the priority of, or release the security interest granted hereunder (including the cost of all filings, recordings, and taxes thereon and the fees and expenses of any agent retained by Calavo) shall become part of the Obligations secured hereby and be paid by CSL on demand. To the extent that any material portion of the Collateral is in the possession of any third party, CSL shall join with Calavo in notifying such third party of Calavo’s security interest in such Collateral and shall use its commercially reasonable efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance satisfactory to Calavo.
     12.22 Intellectual Property. CSL shall execute and deliver a separate security agreement (“Intellectual Property Security Agreement”) with respect to CSL’s intellectual property in which Calavo has been granted a security interest hereunder, including but not limited to the trademark registration for [***] substantially in a form acceptable to Calavo, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.
     12.23 Insurance. CSL shall maintain such property and casualty insurance with such insurance companies, in such amounts, and covering such risks, as are at all times reasonably satisfactory to Calavo. All such policies shall provide for loss payable clauses or endorsements in form and consent acceptable to Calavo. Upon the request of Calavo, all policies (or such other proof of compliance with this Section as may be satisfactory to Calavo) shall be delivered to Calavo. CSL shall pay all insurance premiums when due. In the event of loss, damage, or injury to any insured Collateral, Calavo shall have full power to collect any and all insurance proceeds due under any of such policies, and may, at its option, apply such proceeds to the payment of any of the Obligation secured hereby, or may apply such proceeds to the repair or replacement of such Collateral.

     12.24 Taxes, Levies, Etc. CSL has paid, and shall continue to pay, prior to delinquency all taxes, levies, assessments, or other charges that may become an enforceable lien against the Collateral.
     12.25 Disposition and Use of Collateral by CSL. CSL shall not at any time sell, transfer, lease, abandon, or otherwise dispose of any Collateral in violation of any Loan Document. CSL shall not use any of the Collateral in any manner, which violates any statute, regulation, ordinance, rule, decree, order, or insurance policy. CSL shall not make any material change in the nature or manner of its business activities or not liquidate or dissolve except into a wholly-owned subsidiary of CSL.
     12.26 Organization. CSL (i) is a duly organized limited liability company, validly existing and in good standing under the laws of Delaware; (ii) has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and (iii) is duly qualified and in good standing under the laws of each other jurisdiction in which such qualification is required. CSL shall not amend its organizational documents in any manner that may conflict with any terms or condition of this Agreement.
     12.27 Maintenance of Collateral. CSL shall at all times hereafter, at its own expense, keep in force each title, leasehold or other possessory interest in the Collateral. CSL shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order in all material respects and shall not operate or locate any material portion of the Collateral (or cause to be operated or located) in any area excluded from insurance coverage.
     12.28 Right of Inspection. At all reasonable times upon the reasonable prior written request of Calavo, CSL shall allow Calavo or its representatives to visit any of CSL’s properties or locations so that Calavo or its representatives may confirm, inspect and appraise any of the Collateral. CSL will keep and maintain at its own cost and expense reasonably satisfactory and complete records of the Collateral.
     12.29 Litigation. To the best of CSL’s knowledge, there is no pending or threatened action or proceeding against or affecting the Collateral before any court, governmental agency, or arbitrator which may, in any one case or in the aggregate, materially adversely affect the Collateral or the financial condition, operations, properties or business of CSL, or its ability to perform it obligations under any Loan Document that it may have now executed or may hereafter execute. CSL shall promptly notify Calavo upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by CSL that may materially affect the value of the Collateral, or the rights and remedies of Calavo hereunder.
     12.30 Operation of Business and Collateral. To the best of CSL’s knowledge, CSL is conducting its business and operations and holding and utilizing the Collateral in compliance with all applicable laws and directives of governmental authorities having the force of law, and CSL possesses all rights and authorizations, licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business and to hold and utilize the Collateral substantially as now conducted, held or utilized and as presently proposed to be conducted, held or utilized, and is not in violation of any such rights or authorizations or any valid rights of any other person or entity with respect to any of the foregoing.
     12.31 Environmental Conditions. To the best of CSL’s knowledge, there are no conditions presently or potentially posing a significant hazard to human health or the environment, whether or not in compliance with law, existing on or in any of the Collateral and, there has been no production, use, presence, treatment, storage, transportation, disposal, release or threatened release of any hazardous substance of hazardous waste (as hereinafter defined) at, on or in the Collateral. “Hazardous waste” and “hazardous substance” shall have the meanings set forth in the Comprehensive Environmental Response,

Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq. (“CERCLA”) and the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and the regulations adopted pursuant thereto, except that the term “hazardous substance,” as used herein, shall, in addition to its definition under CERCLA, also include petroleum, petroleum products and any substance classified as “hazardous” or “toxic” under any applicable state law or regulation.
     12.32 Responsibility for Collateral. CSL assumes all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) Calavo (i) has no duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral, except as expressly provided herein, or to preserve any rights relating to the Collateral, or (ii) has no obligation to clean-up or otherwise prepare the Collateral for sale, and (b) CSL shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by CSL thereunder. Calavo shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by Calavo of any payment relating to any of the Collateral, nor shall Calavo be obligated in any manner to perform any of the obligations of CSL under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by Calavo in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which Calavo may be entitled at any time or times.
     12.33 Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then Calavo shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Calavo’s rights and remedies hereunder.
SECTION 5. DEFAULT
     The breach of any of the Obligations, including, without limitation, breach of any representation, warranty, covenant, or agreement contained in this Agreement or in any other Loan Document, other than a breach directly resulting from actions taken by CSL with the approval of CSL’s Executive Committee (as defined in the LLC Agreement) or Calavo, shall constitute a default hereunder (“Event of Default”).
SECTION 6. RIGHTS AND REMEDIES
     Upon any default of the Obligations and at any time thereafter, Calavo may declare all Obligations to be immediately due and payable (or in the event of an Event of Default of the type described in Section 2(e)(iii), (iv), and (v) of the Note, such acceleration shall be automatic) and Calavo may exercise any and all rights and remedies of Calavo in the enforcement of this security interest under the UCC, this Security Agreement, or any other applicable law. Without limiting the foregoing, upon any such default and at any time thereafter:
     A. Disposition of Collateral. Calavo may sell, lease, or otherwise dispose of all or any part of the Collateral, in its then present condition or following any commercially reasonable preparation or processing thereof, whether by public or private sale or at any brokers’ board, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such other terms as may be reasonably acceptable to Calavo, and Calavo may purchase at any public sale. At any time when advance notice of sale is required, CSL agrees that thirty (30) days’ prior written notice shall be reasonable. In connection with the foregoing, Calavo may:

          (a) Require CSL to assemble the Collateral and all records pertaining thereto and make such Collateral and records available to Calavo at a place to be designated by Calavo which is reasonably convenient to both Parties;
          (b) Enter the premises of CSL or premises under CSL’s control or possession, and take possession of the Collateral;
          (c) Without charge, use or occupy the premises of CSL or premises under CSL’s control, including without limitation, any warehouse and other storage facilities;
          (d) Without charge, use any patent, trademark, tradename, or other intellectual property or technical process used by CSL in connection with any of the Collateral;
          (e) Notify any account debtors and any obligors under instruments or accounts to make payments directly to Calavo and to enforce CSL’s rights against such account debtors and obligors;
          (f) If exercising its foreclosure rights generally, transfer any or all intellectual property registered in the name of CSL at the United States Patent and Trademark Office and/or Copyright Office into the name of Calavo or any designee or any purchaser of such intellectual property.
          (g) Take any measures that Calavo may consider reasonably necessary for the care, growth, protection, preservation, harvesting and marketing of the Collateral; and
          (h) Rely conclusively upon the advice or instructions of any one or more brokers or other experts reasonably selected by Calavo to determine the method or manner of disposition of any of the Collateral and, in such event, any disposition of the Collateral by Calavo in accordance with such advice or instructions shall be deemed to be commercially reasonable.
To the extent permitted by applicable law, CSL waives all claims, damages and demands against Calavo arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of Calavo as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. All of the rights and remedies of Calavo with respect to the Collateral, whether established hereby or by the Note or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.
     B. Proceeds. Calavo may collect and apply all proceeds of the Collateral, and may endorse the name of CSL in favor of Calavo on any and all checks, drafts, money orders, notes, acceptances, or other instruments of the same or a different nature, constituting, evidencing, or relating to the Collateral. Calavo may receive and open all mail addressed to CSL and remove therefrom any cash or non-cash items of payment constituting proceeds of the Collateral.
     C. Insurance Adjustments. Calavo may adjust, settle, any and all insurance covering any Collateral, endorse the name of CSL on any and all checks or drafts drawn by the insurer, whether representing payment for a loss or a return of unearned premium, and execute any and all proofs of claim and other documents or instruments of every kind required by any insurer in connection with any payment by such insurer.
     D. Application of Proceeds. Calavo may apply the net proceeds of any disposition of the Collateral, after deducting its reasonable expenses incurred in such disposition, to the payment in whole or in part of the Obligations in such order as Calavo may elect. The enumeration of the foregoing rights and remedies is not intended to be exhaustive, and the exercise of any right and/or remedy shall not preclude the exercise of any other rights or remedies, all of which are cumulative and non-exclusive.
     E. Security Interest Absolute. All rights of Calavo and all obligations of CSL hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Note or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any other agreement entered into in connection with the foregoing; (c) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for all or any of the Obligations; (d) any action by Calavo to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to CSL, or a discharge of all or any part of the security interest granted hereby. Until the Obligations shall have been paid and performed in full (other than contingent indemnification obligations), the rights of Calavo shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. CSL expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by Calavo hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than Calavo, then, in any such event, CSL’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. CSL waives all right to require Calavo to proceed against any other person or entity or to apply any Collateral which Calavo may hold at any time, or to marshal assets, or to pursue any other remedy. CSL waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.
     F. Recourse. CSL shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Obligations. CSL shall also be liable for all expenses of Calavo reasonably incurred in connection with collecting such deficiency, including, without limitation, the reasonable fees and disbursements of one firm of attorneys employed by CSL to collect such deficiency.
SECTION 7. OTHER PROVISIONS
     A. Waiver and Amendment. This Security Agreement may not be amended, supplemented, modified or waived except in a writing executed by Calavo and CSL. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of Calavo to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by Calavo of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.
     B. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service or electronic facsimile or pdf transmission with a copy by mail, or delivered to the applicable party to such addresses as set forth in the LLC Agreement or, as to each of the foregoing, at such other address as shall be designated by such person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or sent, respectively, be effective (i) three days after being deposited in the mails or (ii) one business day after being deposited with the express overnight courier service or sent by electronic facsimile transmission (with receipt confirmed), respectively, addressed as aforesaid.
     C. Jury Trial Waiver. Each party hereto agrees that all rights to a trial by a jury of any claim arising out of or relating to this Agreement are forever and absolutely waived.
     D. Governing Law. This Agreement and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of’ the State of Delaware, or of any other state.
     E. Severability. In the event any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.
     G. Termination; Release. When the Obligations have been indefeasibly paid and performed in full this Agreement shall terminate, and Calavo, at the request and sole expense of CSL, will execute and deliver to CSL the proper instruments (including UCC termination statements) acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to CSL, without recourse, representation or warranty of any kind whatsoever, such of the Collateral as may be in the possession of Calavo and has not theretofore been disposed of, applied or released.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

CALAVO GROWERS, INC.
By:	/s/ Lecil E. Cole
	Name:	Lecil E. Cole
	Title:	Chief Executive Officer

CALAVO SALSA LISA, LLC
By:	/s/ Lecil E. Cole
	Name:	Lecil E. Cole
	Title:	Chief Executive Officer